                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-143623

                                 MORGAN STANLEY
                                   ----------
                                      HQ13
                                   ----------

                                  $912,074,000
                                  (APPROXIMATE)

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                  MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC
                          NOMURA CREDIT & CAPITAL, INC.
                      AMERICAN MORTGAGE ACCEPTANCE COMPANY
                      AS SPONSORS AND MORTGAGE LOAN SELLERS

                                   ----------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ13

                                   ----------

                                DECEMBER 13, 2007

                                 MORGAN STANLEY

                        SOLE BOOKRUNNER AND LEAD MANAGER

                            BEAR, STEARNS & CO. INC.

                                   CO-MANAGER

--------------------------------------------------------------------------------
                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.
Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.
--------------------------------------------------------------------------------

                           $912,074,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ13

TRANSACTION FEATURES

o    Loan Seller:

                                                   NO. OF       AGGREGATE CUT-OFF      % BY AGGREGATE
LOAN SELLER                                    MORTGAGE LOANS    DATE BALANCE ($)   CUT-OFF DATE BALANCE
--------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Holdings LLC         42              606,667,963            57.9
Nomura Credit & Capital, Inc.                        23              316,791,289            30.2
American Mortgage Acceptance Company                 19              124,902,279            11.9
--------------------------------------------------------------------------------------------------------
TOTAL:                                               84           $1,048,361,531           100.0%
--------------------------------------------------------------------------------------------------------

o    Loan Pool:

     o    Average Cut-off Date Balance: $12,480,494

     o    Largest Mortgage Loan by Cut-off Date Balance: $80,500,000

     o    Five largest and ten largest loans: 35.0% and 51.1% of pool, respectively

o    Property Types:

[THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

Industrial                        2.5%
Manufactured Housing Community    2.3%
Retail                           44.1%
Office                           17.6%
Multifamily                      15.3%
Hospitality                       7.7%
Mixed Use                         7.4%
Other                             3.0%

o    Credit Statistics:

     o    Weighted average debt service coverage ratio of 1.47x

     o    Weighted average post IO debt service coverage ratio of 1.40x

     o    Weighted average current loan-to-value ratio of 63.4%; weighted average balloon loan-to-value ratio of 59.7%

o    Call Protection:

     o    48 loans (44.8% of the pool) have a lockout period ranging from 23 to
          41 payments from origination, and also permit defeasance at least two years following securitization

     o    7 loans (24.6% of the pool) have a lockout period ranging from 24 to
          38 payments from origination, and also permit defeasance or a prepayment with the greater of yield maintenance and 1.0% of the amount prepaid

     o    1 loan (7.6% of the pool) has a lockout period of 59 payments from origination, then permits a prepayment with the greater of yield maintenance and 2.0% of the amount prepaid, followed by a prepayment with the greater of yield maintenance and 1.5% of the amount prepaide, followed by a prepayment with the greater of yield maintenance and
          1.0% of the amount prepaid

     o    8 loans (5.9% of the pool) have a lockout period of 18 to 35 payments from origination and then permit a prepayment with yield maintenance

     o    14 loans (5.3% of the pool) have a lockout period of 23 to 59 payments from origination and then permit a prepayment with the greater of yield maintenance and 1.0% of the of the amount prepaid

     o    2 loans (4.0% of the pool) have a lockout period of 25 payments from origination and then permit defeasance, followed by a prepayment of a premium equal to 1.0% of the of the amount prepaid

     o    1 loan (3.7% of the pool) has no lockout period and permits a prepayment with the greater of yield maintenance and 1.0% of the amount prepaid

     o    1 loan (2.2% of the pool) has a lockout period of 11 payments from origination and then permits a prepayment of a premium equal to 1.0%
          of the amount prepaid followed by a prepayment of a premium equal to
          0.5% of the amount prepaid

     o    1 loan (1.6% of the pool) has a lockout period of 23 payments from origination and is freely prepayable thereafter

     o    1 loan (0.3% of the pool) has a lockout period of 35 payments from origination followed by a prepayment with the greater of yield maintenance and 1.0% of the outstanding principal balance plus a prepayment of a premium equal to 3.0% of the outstanding principal balance

o    Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Paying
     Agent in addition to detailed payment and delinquency information.
     Information provided by the Paying Agent is expected to be available at
     www.ctslink.com/cmbs. Updated annual property operating and

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-2

                           $912,074,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ13

     occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the
     Paying Agent's website at www.ctslink.com/cmbs.

o    Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.
     Bloomberg Ticker: MSC 2007-HQ13 *MTGE** *GO**

o    Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-3

                           $912,074,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ 13

OFFERED CERTIFICATES

        APPROXIMATE                                                         EXPECTED     APPROXIMATE  CERTIFICATE
          INITIAL     APPROXIMATE                                             FINAL        INITIAL     PRINCIPAL
        CERTIFICATE      CREDIT      RATINGS     AVERAGE      PRINCIPAL   DISTRIBUTION  PASS-THROUGH    TO VALUE
CLASS  BALANCE(1)(2)   SUPPORT(3)  (FITCH/S&P)  LIFE(4)(5)  WINDOW(4)(6)     DATE(4)      RATE(7)       RATIO(8)
-----------------------------------------------------------------------------------------------------------------

A-1     $148,500,000    30.000%      AAA/AAA       2.99        1 - 55      07/15/2012%         44.40%
A-1A    $179,353,000    30.000%      AAA/AAA       7.29        1 - 118     10/15/2017%         44.40%
A-2     $ 69,100,000    30.000%      AAA/AAA       5.46       55 - 107     11/15/2016%         44.40%
A-3     $336,900,000    30.000%      AAA/AAA       9.56       107 - 118    10/15/2017%         44.40%
A-M     $104,836,000    20.000%      AAA/AAA       9.85       118 - 119    11/15/2017%         50.75%
A-J     $ 73,385,000    13.000%      AAA/AAA       9.96       119 - 120    12/15/2017%         55.19%

PRIVATE CERTIFICATES(9)

         APPROXIMATE
           INITIAL
        CERTIFICATE                                                          EXPECTED     APPROXIMATE  CERTIFICATE
         BALANCE OR    APPROXIMATE                                             FINAL        INITIAL     PRINCIPAL
          NOTIONAL        CREDIT      RATINGS      AVERAGE     PRINCIPAL   DISTRIBUTION  PASS-THROUGH    TO VALUE
CLASS     AMOUNT(1)      SUPPORT    (FITCH/S&P)  LIFE(4)(5)  WINDOW(4)(6)     DATE(4)       RATE(7)      RATIO(8)
------------------------------------------------------------------------------------------------------------------

X(10)  $1,048,361,530        --       AAA/AAA          --         --            --            %              --
B      $   18,346,000    11.250%      AA/AA          9.96      120 - 120    12/15/2017%           56.30%
C      $   11,794,000    10.125%      AA-/AA-        9.96      120 - 120    12/15/2017%           57.01%
D      $   17,036,000     8.500%        A/A          9.96      120 - 120    12/15/2017%           58.04%
E      $   13,105,000     7.250%       A-/A-         9.96      120 - 120    12/15/2017%           58.83%
F      $   11,794,000     6.125%     BBB+/BBB+       9.96      120 - 120    12/15/2017%           59.55%
G      $   11,794,000     5.000%      BBB/BBB        9.96      120 - 120    12/15/2017%           60.26%
H      $   13,104,000     3.750%     BBB-/BBB-       9.96      120 - 120    12/15/2017%           61.05%
J      $    3,932,000     3.375%      BB+/BB+        9.96      120 - 120    12/15/2017%           61.29%
K      $    3,931,000     3.000%       BB/BB        10.00      120 - 121    01/15/2018%           61.53%
L      $    3,932,000     2.625%      BB-/BB-       10.05      121 - 121    01/15/2018%           61.77%
M      $   10,483,000     1.625%       NR/B+        10.05      121 - 121    01/15/2018%           62.40%
N      $    2,621,000     1.375%        NR/B        10.05      121 - 121    01/15/2018%           62.56%
O      $    3,931,000     1.000%       NR/B-        10.05      121 - 121    01/15/2018%           62.80%
P      $   10,484,530        --        NR/NR        10.05      121 - 121    01/15/2018%           63.43%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-4

                           $912,074,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ 13

Notes:

(1)  As of December 1, 2007. In the case of each such Class, subject to a permitted variance of plus or minus 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in the prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

(2)  For purposes of making distributions to the Class A-1, A-1A, A-2 and A-3
     Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 60 mortgage loans, representing approximately 82.9% of the initial outstanding pool balance as of the cut-off date. Loan Group 2 will consist of 24 mortgage loans, representing approximately 17.1% of the initial outstanding pool balance as of the cut-off date. Loan Group 2 will include approximately 97.1% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and manufactured housing community properties. Generally, the Class A-1, A-2 and A-3 Certificates
     will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balances of the Class
     A-1, A-2 and A-3 Certificates have been reduced to zero. However, on or after any distribution date on which the certificate principal balances of the Class A-M through Class P certificates have been reduced to zero, or the aggregate appraisal reduction is greater than the aggregate certificate principal balances of such classes, distributions of principal collected or advanced in respect of the entire pool of mortgage loans will be distributed to the Class A-1, A-1A, A-2 and A-3 Certificates, pro rata without regard to loan group.

(3)  The percentages indicated under the column "Approximate Credit Support"
     with respect to the Class A-1, A-1A, A-2 and A-3 Certificates represent the approximate credit support for the Class A-1, A-1A, A-2 and A-3
     Certificates in the aggregate.

(4)  Based on the Structuring Assumptions, assuming 0% CPR, described in the
     Free Writing Prospectus dated December 13, 2007 to accompany the Prospectus dated December 12, 2007 (the "Free Writing Prospectus").

(5)  Average life is expressed in terms of years.

(6)  Principal window is the period (expressed in terms of months and commencing with the month of January 2008) during which distributions of principal are expected to be made to the holders of each designated Class.

(7)  The Class A-1, A-1A, A-2, A-3, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M,
     N, O and P Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class X
     Certificates will accrue interest at a variable rate as defined in the Free
     Writing Prospectus.

(8)  Certificate Principal to Value Ratio is calculated by dividing each Class's
     Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The Class A-1, A-1A, A-2 and A-3 Certificate Principal
     to Value Ratio is calculated based upon the aggregate of the Class A-1,
     A-1A, A-2 and A-3 Certificate Balances.

(9)  Not offered pursuant to the prospectus and prospectus supplement.
     Certificates to be offered privately pursuant to Rule 144A. Information provided herein regarding the characteristics of these certificates is provided only to enhance understanding of the offered certificates.

(10) The Class X Notional Amount will at all times be equal to the aggregate certificate balances of the principal balance certificates.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-5

                           $912,074,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ13

I. ISSUE CHARACTERISTICS

     ISSUE TYPE:                 Public: Classes A-1, A-1A, A-2, A-3, A-M and
                                 A-J (the "Offered Certificates")

                                 Private (Rule 144A): Classes X, B, C, D, E, F,
                                 G, H, J, K, L, M, N, O and P

     SECURITIES OFFERED:         $912,074,000 monthly pay, multi-class,
                                 sequential pay commercial mortgage REMIC
                                 Pass-Through Certificates, including six
                                 principal and interest classes (Classes A-1,
                                 A-1A, A-2, A-3, A-M and A-J Certificates)

     SELLERS:                    Morgan Stanley Mortgage Capital Holdings LLC
                                 (successor-in-interest by merger to Morgan
                                 Stanley Mortgage Capital Inc.), Nomura Credit &
                                 Capital, Inc., and American Mortgage Acceptance
                                 Company

     SOLE BOOKRUNNER AND LEAD
     MANAGER:                    Morgan Stanley & Co. Incorporated

     CO-MANAGER:                 Bear, Stearns & Co. Inc.

     MASTER SERVICER:            Wachovia Bank, National Association

     SPECIAL SERVICER:           Centerline Servicing Inc.

     TRUSTEE, CUSTODIAN AND
     PAYING AGENT:               Wells Fargo Bank, National Association

     CUT-OFF DATE:               December 1, 2007. For purposes of the
                                 information contained in this term sheet,
                                 scheduled payments due in December 2007 with
                                 respect to mortgage loans not having payment
                                 dates on the first day of each month have been
                                 deemed received on December 1, 2007, not the
                                 actual day on which such scheduled payments
                                 were due.

     EXPECTED CLOSING DATE:      On or about December 28, 2007

     DETERMINATION DATE:         The 11th day of each month, or, if the 11th day
                                 is not a business day, the next succeeding
                                 business day, commencing in January 2008.

     DISTRIBUTION DATES:         The 4th business day after the related
                                 determination date of each month, commencing in
                                 January 2008.

     MINIMUM DENOMINATIONS:      $25,000 for the Classes A-1, A-1A, A-2, A-3,
                                 A-M and A-J Certificates and in multiples of $1
                                 thereafter.

     SETTLEMENT TERMS:           DTC, Euroclear and Clearstream, same day funds,
                                 with accrued interest.

     LEGAL/REGULATORY STATUS:    The Offered Certificates are expected to be
                                 eligible for exemptive relief under ERISA. No
                                 Class of Certificates is SMMEA eligible.

     RISK FACTORS:               THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                 NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                 "RISK FACTORS" SECTION OF THE FREE WRITING
                                 PROSPECTUS AND THE "RISK FACTORS" SECTION OF
                                 THE PROSPECTUS

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-6

                           $912,074,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ13

II. STRUCTURE CHARACTERISTICS

     Class X Notional Amount:    The notional amount of the Class X Certificates
                                 will be equal to the aggregate of the
                                 Certificate Balances of the classes of
                                 principal balance certificates outstanding from
                                 time to time.

     Class X Pass-Through
     Rate:                       The pass-through rate applicable to the Class X
                                 Certificates for each distribution date will
                                 equal the weighted average of the respective
                                 strip rates (the "Class X Strip Rates") at
                                 which interest accrues from time to time on the
                                 respective components of the total notional
                                 amount of the Class X Certificates outstanding
                                 immediately prior to the related distribution
                                 date (weighted on the basis of the respective
                                 balances of those components outstanding
                                 immediately prior to that distribution date).
                                 Each of those components will equal the
                                 certificate balance of one of the classes of
                                 the certificates with a principal balance.

                                 The applicable Class X Strip Rate with respect
                                 to each such component for each such
                                 distribution date will equal the excess, if
                                 any, of (a) the weighted average net mortgage
                                 rate for such distribution date, over (b) the
                                 pass-through rate for such distribution date
                                 for the related class of certificates with a
                                 principal balance. Under no circumstances will
                                 any Class X Strip Rate be less than zero.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-7

                           $912,074,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ13

III. LOAN GROUP 1 MORTGAGE LOANS WITH SCHEDULED BALLOON PAYMENTS TO DESIGNATED
     CLASSES(1)(2)

                                  CLASS A-1(3)

       MORTGAGE                                                                 % OF
LOAN    LOAN                                                    CUT-OFF DATE    TOTAL
 NO.    SELLER      PROPERTY NAME       STATE   PROPERTY TYPE     BALANCE ($)    POOL
-------------------------------------------------------------------------------------

2       MSMCH     42nd Street Retail     NY         Retail       79,953,721      7.6
7        NCCI     Tower 17               CA         Office       38,300,000      3.7
20      MSMCH     989 Sixth Avenue       NY         Office       18,400,000      1.8
24       AMAC     12 Atlantic Station    GA      Hospitality     17,000,000      1.6
27       NCCI     High Pointe Tower      CO         Office       13,400,000      1.3
47      MSMCH     Regal Cinema -         OH         Other         5,879,465      0.6
                  Cobblestone Square
-------------------------------------------------------------------------------------
                  TOTAL / WEIGHTED AVERAGES                     172,933,186     16.5%
-------------------------------------------------------------------------------------

                                                                                    REM.
LOAN     BALLOON               POST IO     CUT-OFF      MATURITY DATE   REM. IO   TERM TO
 NO.   BALANCE ($)   DSCR(X)   DSCR(X)   DATE LTV (%)      LTV (%)       TERM     MATURITY
-----------------------------------------------------------------------------------------

2       76,318,863     1.11      NAP         47.9            45.7         0         35
7       38,300,000     2.54      NAP         35.6            35.6        55         55
20      18,400,000     1.02      NAP         37.4            37.4        55         55
24      17,000,000     2.29      NAP         56.3            56.3        23         23
27      13,400,000     1.95      NAP         58.0            58.0        52         52
47      5,230,266      1.21      NAP         53.4            47.5         0         30

-----------------------------------------------------------------------------------------
       168,649,129     1.60X                 45.9%           44.6%                     42
-----------------------------------------------------------------------------------------

                                  CLASS A-2(3)

       MORTGAGE                                                              % OF
LOAN     LOAN                                                 CUT-OFF DATE   TOTAL
NO.     SELLER    PROPERTY NAME       STATE   PROPERTY TYPE   BALANCE ($)    POOL
----------------------------------------------------------------------------------

7       NCCI      Tower 17             CA        Office        38,300,000     3.7
20      MSMCH     989 Sixth Avenue     NY        Office        18,400,000     1.8
---------------------------------------------------------------------------------
                  TOTAL / WEIGHTED AVERAGES                   $56,700,000     5.4%
----------------------------------------------------------------------------------

                                                                                     REM.
LOAN     BALLOON                POST IO      CUT-OFF      MATURITY DATE   REM.IO   TERM TO
NO.    BALANCE ($)   DSCR (X)   DSCR (X)   DATE LTV (%)      LTV (%)       REM.    MATURITY
-------------------------------------------------------------------------------------------

7       38,300,000     2.54       NAP          35.6           35.6          55        55
20      18,400,000     1.02       NAP          37.4           37.4          55        55
-------------------------------------------------------------------------------------------
       $56,700,000     2.05X                   36.2%          36.2%                   55
-------------------------------------------------------------------------------------------

(1)  This table identifies Mortgage Loans for which principal repayments are expected to result in principal distributions on the indicated Class of certificates

(2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the
     Free Writing Prospectus, dated December 13, 2007 to accompany Prospectus dated December 12, 2007 (the "Free Writing Prospectus").

(3)  In Period 55, $15,578,564.90 of the corresponding balloon balance of Tower
     17 and 989 Sixth Avenue will be allocated to the Class A-1 Certificates and
     $41,121,435.10 will be allocated to the Class A-2 Certificates.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-8

                           $912,074,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ13

IV. COLLATERAL DESCRIPTION

                                TEN LARGEST LOANS

 MORTGAGE    MORTGAGE                                                                PROPERTY       CUT-OFF DATE    % OF
 LOAN NO.   LOAN SELLER   PROPERTY NAME                    CITY              STATE      TYPE            BALANCE      POOL
----------------------------------------------------------------------------------------------------------------------------

     1         NCCI       The Pier at Caesars              Atlantic City       NJ       Retail        $80,500,000     7.7%
     2         MSMCH      42nd Street Retail               New York            NY       Retail        $79,953,721     7.6%
     3         MSMCH      25 West 39th Street              New York            NY       Office        $78,936,298     7.5%
     4         MSMCH      Logan Town Center                Altoona             PA       Retail        $76,000,000     7.2%
     5         MSMCH      Two Buckhead Plaza               Atlanta             GA     Mixed Use       $52,000,000     5.0%
     6         MSMCH      Crossroads Town Center           Las Vegas           NV       Retail        $52,000,000     5.0%
     7         NCCI       Tower 17                         Irvine              CA       Office        $38,300,000     3.7%
     8         NCCI       Comfort Inn & Suites - Sea       San Diego           CA     Hospitality     $30,000,000     2.9%
                          World
     9         MSMCH      Market Square Shopping Center    Prince Frederick    MD       Retail        $24,300,000     2.3%
    10         NCCI       Weinstein Abbington Crossing I   Charlottesville     VA     Multifamily     $23,200,000     2.2%
----------------------------------------------------------------------------------------------------------------------------
                          TOTAL/WEIGHTED AVERAGES                                                   $535,190,019    51.1%
----------------------------------------------------------------------------------------------------------------------------

                                                DSCR
                         LOAN PER               POST
 MORTGAGE   UNITS/SF/    UNIT/SF/                IO     CUT-OFF    BALLOON
 LOAN NO.     ROOMS        ROOM      DSCR      PERIOD   DATE LTV     LTV
---------------------------------------------------------------------------

     1      303,788      $    265   2.22x       NAP      38.3%      38.3%
     2      308,503      $    259   1.11x       NAP      47.9%      45.7%
     3      185,384      $    426   1.25x       NAP      75.2%      75.2%
     4      702,221      $    108   1.20x       NAP      72.7%      72.7%
     5      217,639      $    239   1.32x       NAP      69.0%      69.0%
     6      148,808      $    349   1.40x      1.18x     74.7%      66.2%
     7      231,598      $    165   2.54x       NAP      35.6%      35.6%
     8          216                 1.42x      1.24x     74.6%      68.2%
                         $138,889
     9      114,311      $    213   1.32x      1.12x     77.1%      72.3%
    10          262      $ 88,550   1.46x      1.21x     68.2%      61.4%
---------------------------------------------------------------------------
                                    1.50X      1.45X     61.5%      59.5%
---------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-9

                           $912,074,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ13

                         PARI PASSU AND COMPANION LOANS

 MORTGAGE
 LOAN NO.   PROPERTY NAME         ORIGINAL A-NOTE BALANCES   TRANSACTION      SPECIAL SERVICER          ORIGINAL B-NOTE BALANCES
--------------------------------------------------------------------------------------------------------------------------------

     1      The Pier at Caesars         $80,500,000          MSCI 2007-HQ13   Centerline Servicing(1)      $34,000,000 (B-1)(2)
                                                                                                           $20,500,000 (B-2)
     7      Tower 17                    $38,300,000          MSCI 2007-HQ13   Centerline Servicing(1)      $10,000,000 (B-1)(3)
                                                                                                           $10,000,000 (B-2)
                                                                                                           $20,450,000 (B-3)
    20      989 Sixth Avenue            $18,400,000          MSCI 2007-HQ13   Centerline Servicing(1)      $13,600,000(4)

(1)  Lead special servicer.

(2)  There are two The Pier at Caesars B Notes that are not included in the pool. As of the closing date, the $34,000,000 B-1 Note will be subordinate in right of payment. The B-1 Note may become pari passu in right of payment to the related A Note following the satisfaction of certain circumstances as described in "Description of the Mortgage Pool - Material Terms and
     Characteristics of the Mortgage Loans - Subordinate and Other Financing"
     and "Servicing of the Mortgage Loans - Servicing of the A/B Mortgage Loans
     - The NCCI A/B Mortgage Loans" of the Free Writing Prospectus.

(3)  There are three Tower 17 B Notes that are not included in the pool. As of the closing date, the $10,000,000 B-1 Note will be subordinate in right of payment. The B-1 Note may become pari passu in right of payment to the A
     Note under certain circumstances as described in "Description of the
     Mortgage Pool - Material Terms and Characteristics of the Mortgage Loans -
     Subordinate and Other Financing" and "Servicing of the Mortgage Loans -
     Servicing of the A/B Mortgage Loans - The NCCI A/B Mortgage Loans" of the
     Free Writing Prospectus.

(4)  As of the closing date, the 989 Sixth Avenue B Note will be subordinate in right of payment. One or more portions of the B Note will be pari passu in right of payment following the satisfaction of certain circumstances as described in "Description of the Mortgage Pool - Certain Characteristics of
     the Mortgage Loans - Subordinate and/or Other Financing" and "Servicing of
     the Mortgage Loans - Servicing of the A/B Mortgage Loans - The 989 Sixth
     Avenue A/B Mortgage Loans" of the Free Writing Prospectus.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-10

                           $912,074,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ13

V. TOTAL POOL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)

                           NO. OF       AGGREGATE
                          MORTGAGE    CUT-OFF DATE     % OF
                           LOANS       BALANCE ($)     POOL
------------------------------------------------------------
<= 1,000,000                  3           1,801,514     0.2
1,000,001 - 2,000,000         5           8,246,633     0.8
2,000,001 - 3,000,000         8          21,038,237     2.0
3,000,001 - 4,000,000        15          52,005,277     5.0
4,000,001 - 5,000,000         5          22,280,237     2.1
5,000,001 - 6,000,000        12          66,786,753     6.4
6,000,001 - 7,000,000         2          13,479,840     1.3
7,000,001 - 8,000,000         3          22,544,419     2.2
8,000,001 - 9,000,000         3          25,033,711     2.4
9,000,001 - 10,000,000        3          28,169,943     2.7
10,000,001 - 15,000,000       5          62,466,947     6.0
15,000,001 - 20,000,000       7         124,680,000    11.9
20,000,001 - 30,000,000       6         142,138,000    13.6
30,000,001 >=                 7         457,690,019    43.7
------------------------------------------------------------
TOTAL:                       84      $1,048,361,531   100.0%
------------------------------------------------------------
Min: $343,082   Max: $80,500,000   Average: $12,480,494

STATE

                 NO. OF      AGGREGATE
               MORTGAGED    CUT-OFF DATE     % OF
               PROPERTIE     BALANCE ($)     POOL
--------------------------------------------------
New York          12          204,006,785    19.5
California        10          126,863,520    12.1
New Jersey         2          101,213,000     9.7
Georgia            5           79,054,011     7.5
Pennsylvania       2           78,500,000     7.5
Other             60          458,724,215    43.8
--------------------------------------------------
TOTAL:            91       $1,048,361,531   100.0%
--------------------------------------------------

PROPERTY TYPE

                         NO. OF       AGGREGATE
                       MORTGAGED    CUT-OFF DATE     % OF
                       PROPERTIE     BALANCE ($)     POOL
----------------------------------------------------------
Retail                    38          462,105,917    44.1
Office                     7          185,011,298    17.6
Multifamily               19          160,661,315    15.3
Hospitality                6           81,007,730     7.7
Mixed Use                  4           77,094,885     7.4
Other                      3           31,892,465     3.0
Industrial                 7           26,630,000     2.5
Manufactured Housing       7           23,957,920     2.3
----------------------------------------------------------
TOTAL:                    91       $1,048,361,531   100.0%
----------------------------------------------------------

AMORTIZATION TYPE

                      NO. OF       AGGREGATE
                     MORTGAGE    CUT-OFF DATE     % OF
                      LOANS       BALANCE ($)     POOL
-------------------------------------------------------
Interest Only           15         468,329,298    44.7
Partial IO Balloon      41         366,325,000    34.9
Balloon                 25         201,477,019    19.2
Fully Amortizing         3          12,230,213     1.2
-------------------------------------------------------
TOTAL:                  84      $1,048,361,531   100.0%
-------------------------------------------------------

MORTGAGE RATE (%)

                 NO. OF       AGGREGATE
                MORTGAGE    CUT-OFF DATE     % OF
                 LOANS       BALANCE ($)     POOL
--------------------------------------------------
5.001 - 5.500       1           3,744,417     0.4
5.501 - 6.000      27         408,777,229    39.0
6.001 - 6.500      34         400,837,114    38.2
6.501 - 7.000      15         134,245,654    12.8
7.001 - 7.500       2           4,003,419     0.4
7.501 - 8.740       5          96,753,697     9.2
--------------------------------------------------
TOTAL:             84      $1,048,361,531   100.0%
--------------------------------------------------
Min: 5.500%   Max: 8.740%   Wtd Avg: 6.343%

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS.)

             NO. OF       AGGREGATE
            MORTGAGE    CUT-OFF DATE     % OF
             LOANS       BALANCE ($)     POOL
----------------------------------------------
<= 60            9        147,300,000    14.1
61 - 84          1            703,419     0.1
85 - 120        67        715,553,600    68.3
121 - 180        5        175,625,134    16.8
181 - 240        2          9,179,377     0.9
----------------------------------------------
TOTAL:          84     $1,048,361,531   100.0%
----------------------------------------------
Min: 36 mos.   Max: 240 mos.   Wtd Avg: 114 mos.

REMAINING TERM TO STATED MATURITY OR ARD (MOS.)

             NO. OF       AGGREGATE
            MORTGAGE    CUT-OFF DATE     % OF
             LOANS       BALANCE ($)     POOL
----------------------------------------------
<= 60          11         233,133,186    22.2
61 - 84         2           3,754,255     0.4
85 - 120       70         790,761,089    75.4
121 - 180       1          20,713,000     2.0
----------------------------------------------
TOTAL:         84      $1,048,361,531   100.0%
----------------------------------------------
Min: 23 mos.   Max: 121 mos.   Wtd Avg: 100 mos.

ORIGINAL AMORTIZATION TERM (MOS.)

                 NO. OF       AGGREGATE
                MORTGAGE    CUT-OFF DATE     % OF
                 LOANS       BALANCE ($)     POOL
--------------------------------------------------
Interest Only      15         468,329,298    44.7
121 - 180           1           3,050,836     0.3
181 - 240           3          15,058,842     1.4
241 - 360          65         561,922,554    53.6
--------------------------------------------------
TOTAL:             84      $1,048,361,531   100.0%
--------------------------------------------------
Min: 180 mos.   Max: 360 mos.   Wtd Avg: 354 mos.

REMAINING AMORTIZATION TERM (MOS.)

                 NO. OF       AGGREGATE
                MORTGAGE    CUT-OFF DATE     % OF
                 LOANS       BALANCE ($)     POOL
--------------------------------------------------
Interest Only      15         468,329,298    44.7
61 - 120            3          12,230,213     1.2
121 - 180           1           5,879,465     0.6
241 - 360          65         561,922,554    53.6
--------------------------------------------------
TOTAL:             84      $1,048,361,531   100.0%
--------------------------------------------------
Min: 72 mos.   Max: 360 mos.   Wtd Avg: 338 mos.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                 NO. OF       AGGREGATE
                MORTGAGE    CUT-OFF DATE     % OF
                 LOANS       BALANCE ($)     POOL
--------------------------------------------------
10.1 - 20.0         1           5,608,856     0.5
20.1 - 30.0         3          10,941,358     1.0
30.1 - 40.0         4         145,633,711    13.9
40.1 - 50.0         5         111,383,691    10.6
50.1 - 60.0         8          75,559,465     7.2
60.1 - 70.0        19         188,989,846    18.0
70.1 - 75.0        17         261,026,737    24.9
75.1 - 80.0        27         249,217,868    23.8
--------------------------------------------------
TOTAL:             84      $1,048,361,531   100.0%
--------------------------------------------------
Min: 18.4%   Max: 79.0%   Wtd Avg: 63.4%

BALLOON LOAN-TO-VALUE RATIO (%)

                 NO. OF       AGGREGATE
                MORTGAGE    CUT-OFF DATE     % OF
                 LOANS       BALANCE ($)     POOL
--------------------------------------------------
0.1 - 10.0          3          12,230,213     1.2
20.1 - 30.0         2          12,753,711     1.2
30.1 - 40.0         6         150,129,969    14.3
40.1 - 50.0         5         114,033,186    10.9
50.1 - 55.0         3          10,851,948     1.0
55.1 - 60.0        13         119,903,058    11.4
60.1 - 65.0        16         136,216,577    13.0
65.1 - 70.0        15         184,528,570    17.6
70.1 - 80.0        21         307,714,298    29.4
--------------------------------------------------
TOTAL:             84      $1,048,361,531   100.0%
--------------------------------------------------
Min: 0.2%   Max: 77.7%   Wtd Avg: 59.7%

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)

                 NO. OF       AGGREGATE
                MORTGAGE    CUT-OFF DATE     % OF
                 LOANS       BALANCE ($)     POOL
--------------------------------------------------
1.01 - 1.10        11          97,025,000     9.3
1.11 - 1.20        22         335,598,553    32.0
1.21 - 1.30        18         248,185,156    23.7
1.31 - 1.40        15         112,798,560    10.8
1.41 - 1.50         3          44,938,000     4.3
1.51 - 1.60         5          29,323,726     2.8
1.71 - 1.80         2          11,188,836     1.1
1.81 - 1.90         1           1,741,133     0.2
1.91 - 2.00         1          13,400,000     1.3
2.01 - 2.50         3         103,108,856     9.8
2.51 - 3.00         3          51,053,711     4.9
--------------------------------------------------
TOTAL:             84      $1,048,361,531   100.0%
--------------------------------------------------
Min: 1.02x   Max: 2.80x   Wtd Avg: 1.40x

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-11

                           $912,074,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ13

VI. LOAN GROUP 1 CHARACTERISTICS

CUT-OFF DATE BALANCE ($)

                                       AGGREGATE
                           NO. OF    CUT-OFF DATE
                          MORTGAGE      BALANCE      % OF
                            LOANS         ($)        POOL
----------------------------------------------------------
1,000,001 - 2,000,000         3         5,501,133     0.6
2,000,001 - 3,000,000         6        16,263,758     1.9
3,000,001 - 4,000,000        10        34,802,829     4.0
4,000,001 - 5,000,000         3        13,730,168     1.6
5,000,001 - 6,000,000        10        55,591,298     6.4
6,000,001 - 7,000,000         2        13,479,840     1.6
7,000,001 - 8,000,000         2        14,794,419     1.7
8,000,001 - 9,000,000         3        25,033,711     2.9
9,000,001 - 10,000,000        3        28,169,943     3.2
10,000,001 - 15,000,000       3        38,133,311     4.4
15,000,001 - 20,000,000       4        69,880,000     8.0
20,000,001 - 30,000,000       4        95,938,000    11.0
30,000,001 >=                 7       457,690,019    52.7
----------------------------------------------------------
TOTAL:                       60      $869,008,429   100.0%
----------------------------------------------------------
Min: $1,741,133   Max: $80,500,000   Average: $14,483,474

STATE

                                         AGGREGATE
                             NO. OF    CUT-OFF DATE
                           MORTGAGED      BALANCE      % OF
                          PROPERTIES        ($)        POOL
------------------------------------------------------------
New York                      12        204,006,785    23.5
California                     9        109,663,520    12.6
New Jersey                     2        101,213,000    11.6
Pennsylvania                   2         78,500,000     9.0
Georgia                        3         74,608,856     8.6
Other                         39        301,016,268    34.6
------------------------------------------------------------
TOTAL:                        67       $869,008,429   100.0%
------------------------------------------------------------

PROPERTY TYPE

                                         AGGREGATE
                             NO. OF    CUT-OFF DATE
                           MORTGAGED      BALANCE      % OF
                          PROPERTIES        ($)        POOL
------------------------------------------------------------
Retail                        38        462,105,917    53.2
Office                         7        185,011,298    21.3
Hospitality                    6         81,007,730     9.3
Mixed Use                      4         77,094,885     8.9
Other                          3         31,892,465     3.7
Industrial                     7         26,630,000     3.1
Manufactured Housing           2          5,266,133     0.6
------------------------------------------------------------
TOTAL:                        67       $869,008,429   100.0%
------------------------------------------------------------

AMORTIZATION TYPE

                                         AGGREGATE
                             NO. OF    CUT-OFF DATE
                            MORTGAGE      BALANCE      % OF
                              LOANS         ($)        POOL
------------------------------------------------------------
Interest Only                  10       410,729,298    47.3
Partial IO Balloon             27       258,335,000    29.7
Balloon                        21       190,764,754    22.0
Fully Amortizing                2         9,179,377     1.1
------------------------------------------------------------
TOTAL:                         60      $869,008,429   100.0%
------------------------------------------------------------

MORTGAGE RATE (%)

                                         AGGREGATE
                             NO. OF    CUT-OFF DATE
                            MORTGAGE      BALANCE      % OF
                              LOANS         ($)        POOL
------------------------------------------------------------
5.001 - 5.500                   1         3,744,417     0.4
5.501 - 6.000                  14       326,897,160    37.6
6.001 - 6.500                  29       334,997,114    38.5
6.501 - 7.000                  10       103,316,041    11.9
7.001 - 7.500                   1         3,300,000     0.4
7.501 - 8.740                   5        96,753,697    11.1
------------------------------------------------------------
TOTAL:                         60      $869,008,429   100.0%
------------------------------------------------------------
Min: 5.500%   Max: 8.740%   Wtd Avg: 6.384%

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS.)

                                         AGGREGATE
                             NO. OF    CUT-OFF DATE
                            MORTGAGE      BALANCE      % OF
                              LOANS         ($)        POOL
------------------------------------------------------------
<= 60                           4        87,100,000    10.0
85 - 120                       50       600,154,754    69.1
121 - 180                       4       172,574,298    19.9
181 - 240                       2         9,179,377     1.1
------------------------------------------------------------
TOTAL:                         60      $869,008,429   100.0%
------------------------------------------------------------
Min: 36 mos.   Max: 240 mos.   Wtd Avg: 117 mos.

REMAINING TERM TO STATED MATURITY OR ARD (MOS.)

                                         AGGREGATE
                             NO. OF    CUT-OFF DATE
                            MORTGAGE      BALANCE      % OF
                              LOANS         ($)        POOL
------------------------------------------------------------
<= 60                           6       172,933,186    19.9
85 - 120                       53       675,362,243    77.7
121 - 180                       1        20,713,000     2.4
------------------------------------------------------------
TOTAL:                         60      $869,008,429   100.0%
------------------------------------------------------------
Min: 23 mos.   Max: 121 mos.   Wtd Avg: 102 mos.

ORIGINAL AMORTIZATION TERM (MOS.)

                                         AGGREGATE
                             NO. OF    CUT-OFF DATE
                            MORTGAGE      BALANCE      % OF
                              LOANS         ($)        POOL
------------------------------------------------------------
Interest Only                  10       410,729,298    47.3
181 - 240                       3        15,058,842     1.7
241 - 360                      47       443,220,289    51.0
------------------------------------------------------------
TOTAL:                         60      $869,008,429   100.0%
------------------------------------------------------------
Min: 240 mos.   Max: 360 mos.   Wtd Avg: 354 mos.

REMAINING AMORTIZATION TERM (MOS.)

                                         AGGREGATE
                             NO. OF    CUT-OFF DATE
                            MORTGAGE      BALANCE      % OF
                              LOANS         ($)        POOL
------------------------------------------------------------
Interest Only                  10       410,729,298    47.3
61 - 120                        2         9,179,377     1.1
121 - 180                       1         5,879,465     0.7
241 - 360                      47       443,220,289    51.0
------------------------------------------------------------
TOTAL:                         60      $869,008,429   100.0%
------------------------------------------------------------
Min: 96 mos.   Max: 360 mos.   Wtd Avg: 334 mos.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                         AGGREGATE
                             NO. OF    CUT-OFF DATE
                            MORTGAGE      BALANCE      % OF
                             LOANS          ($)        POOL
------------------------------------------------------------
10.1 - 20.0                     1         5,608,856     0.6
20.1 - 30.0                     1         3,570,522     0.4
30.1 - 40.0                     4       145,633,711    16.8
40.1 - 50.0                     4        92,883,691    10.7
50.1 - 60.0                     5        55,559,465     6.4
60.1 - 70.0                    17       142,789,846    16.4
70.1 - 75.0                    14       237,635,019    27.3
75.1 - 80.0                    14       185,327,320    21.3
------------------------------------------------------------
TOTAL:                         60      $869,008,429   100.0%
------------------------------------------------------------
Min: 18.4%   Max: 79.0%   Wtd Avg: 62.9%

BALLOON LOAN-TO-VALUE RATIO (%)

                                         AGGREGATE
                             NO. OF    CUT-OFF DATE
                            MORTGAGE      BALANCE      % OF
                             LOANS          ($)        POOL
------------------------------------------------------------
0.1 - 10.0                      2         9,179,377     1.1
20.1 - 30.0                     1         8,433,711     1.0
30.1 - 40.0                     6       150,129,969    17.3
40.1 - 50.0                     4        95,533,186    11.0
50.1 - 55.0                     3        10,851,948     1.2
55.1 - 60.0                     9        76,903,058     8.8
60.1 - 65.0                    13       108,724,859    12.5
65.1 - 70.0                    13       178,108,022    20.5
70.1 - 80.0                     9       231,144,298    26.6
------------------------------------------------------------
TOTAL:                         60      $869,008,429   100.0%
------------------------------------------------------------
Min: 0.2%   Max: 77.7%   Wtd Avg: 59.1%

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)

                                         AGGREGATE
                             NO. OF    CUT-OFF DATE
                            MORTGAGE      BALANCE      % OF
                             LOANS          ($)        POOL
------------------------------------------------------------
1.01 - 1.10                     7        59,825,000     6.9
1.11 - 1.20                    21       312,598,553    36.0
1.21 - 1.30                    11       176,031,667    20.3
1.31 - 1.40                     5        73,169,783     8.4
1.41 - 1.50                     3        44,938,000     5.2
1.51 - 1.60                     4        26,272,890     3.0
1.71 - 1.80                     2        11,188,836     1.3
1.81 - 1.90                     1         1,741,133     0.2
1.91 - 2.00                     1        13,400,000     1.5
2.01 - 2.50                     3       103,108,856    11.9
2.51 - 3.00                     2        46,733,711     5.4
------------------------------------------------------------
TOTAL:                         60      $869,008,429   100.0%
------------------------------------------------------------
Min: 1.02x   Max: 2.54x   Wtd Avg: 1.43x

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-12

                           $912,074,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ13

VII. LOAN GROUP 2 CHARACTERISTICS

CUT-OFF DATE BALANCE ($)

                          NO. OF      AGGREGATE
                         MORTGAGE   CUT-OFF DATE    % OF
                          LOANS      BALANCE ($)    POOL
---------------------------------------------------------
<= 1,000,000                  3        1,801,514     1.0
1,000,001 - 2,000,000         2        2,745,500     1.5
2,000,001 - 3,000,000         2        4,774,479     2.7
3,000,001 - 4,000,000         5       17,202,448     9.6
4,000,001 - 5,000,000         2        8,550,069     4.8
5,000,001 - 6,000,000         2       11,195,455     6.2
7,000,001 - 8,000,000         1        7,750,000     4.3
10,000,001 -15,000,000        2       24,333,636    13.6
15,000,001 -20,000,000        3       54,800,000    30.6
20,000,001 -30,000,000        2       46,200,000    25.8
---------------------------------------------------------
TOTAL:                       24     $179,353,102   100.0%
---------------------------------------------------------
Min: $343,082   Max: $23,200,000   Average: $7,473,046

STATE

               NO. OF       AGGREGATE
              MORTGAGED   CUT-OFF DATE    % OF
             PROPERTIES    BALANCE ($)    POOL
-----------------------------------------------
Virginia           2        42,300,000    23.6
Texas              3        30,818,368    17.2
Illinois           2        21,550,836    12.0
Washington         3        20,000,000    11.2
California         1        17,200,000     9.6
Other             13        47,483,898    26.5
-----------------------------------------------
TOTAL:            24      $179,353,102   100.0%
-----------------------------------------------

PROPERTY TYPE

                         NO. OF       AGGREGATE
                        MORTGAGED   CUT-OFF DATE    % OF
                       PROPERTIES    BALANCE ($)    POOL
---------------------------------------------------------
Multifamily                19        160,661,315    89.6
Manufactured Housing        5         18,691,787    10.4
---------------------------------------------------------
TOTAL:                     24       $179,353,102   100.0%
---------------------------------------------------------

AMORTIZATION TYPE

                      NO. OF      AGGREGATE
                     MORTGAGE   CUT-OFF DATE    % OF
                      LOANS      BALANCE ($)    POOL
-----------------------------------------------------
Partial IO Balloon      14       107,990,000    60.2
Interest Only            5        57,600,000    32.1
Balloon                  4        10,712,266     6.0
Fully Amortizing         1         3,050,836     1.7
-----------------------------------------------------
TOTAL:                  24      $179,353,102   100.0%
-----------------------------------------------------

MORTGAGE RATE (%)

                 NO. OF      AGGREGATE
                MORTGAGE   CUT-OFF DATE    % OF
                  LOANS     BALANCE ($)    POOL
------------------------------------------------
5.501 - 6.000      13        81,880,069    45.7
6.001 - 6.500       5        65,840,000    36.7
6.501 - 7.000       5        30,929,613    17.2
7.001 - 7.500       1           703,419     0.4
------------------------------------------------
TOTAL:             24      $179,353,102   100.0%
------------------------------------------------
Min: 5.730%   Max: 7.070%   Wtd Avg: 6.145%

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS.)

             NO. OF      AGGREGATE
            MORTGAGE   CUT-OFF DATE    % OF
              LOANS     BALANCE ($)    POOL
--------------------------------------------
<= 60            5       60,200,000    33.6
61 - 84          1          703,419     0.4
85 - 120        17      115,398,846    64.3
121 - 180        1        3,050,836     1.7
--------------------------------------------
TOTAL:          24     $179,353,102   100.0%
--------------------------------------------
Min: 36 mos.   Max: 180 mos.   Wtd Avg: 98 mos.

REMAINING TERM TO STATED MATURITY OR ARD (MOS.)

            NO. OF      AGGREGATE
           MORTGAGE   CUT-OFF DATE    % OF
             LOANS     BALANCE ($)    POOL
-------------------------------------------
<= 60          5        60,200,000    33.6
61 - 84        2         3,754,255     2.1
85 - 120      17       115,398,846    64.3
-------------------------------------------
TOTAL:        24      $179,353,102   100.0%
-------------------------------------------
Min: 24 mos.   Max: 119 mos.   Wtd Avg: 90 mos.

ORIGINAL AMORTIZATION TERM (MOS.)
------------------------------------------------
                 NO. OF      AGGREGATE
                MORTGAGE   CUT-OFF DATE    % OF
                  LOANS     BALANCE ($)    POOL
------------------------------------------------
Interest Only       5        57,600,000    32.1
121 - 180           1         3,050,836     1.7
241 - 360          18       118,702,266    66.2
------------------------------------------------
TOTAL:             24      $179,353,102   100.0%
------------------------------------------------
Min: 180 mos.   Max: 360 mos.   Wtd Avg: 355 mos.

REMAINING AMORTIZATION TERM (MOS.)
------------------------------------------------
                 NO. OF      AGGREGATE
                MORTGAGE   CUT-OFF DATE    % OF
                 LOANS      BALANCE ($)    POOL
------------------------------------------------
Interest Only       5        57,600,000    32.1
61 - 120            1         3,050,836     1.7
241 - 360          18       118,702,266    66.2
------------------------------------------------
TOTAL:             24      $179,353,102   100.0%
------------------------------------------------
Min: 72 mos.   Max: 360 mos.   Wtd Avg: 352 mos.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

               NO. OF      AGGREGATE
              MORTGAGE   CUT-OFF DATE    % OF
                LOANS     BALANCE ($)    POOL
----------------------------------------------
20.1 - 30.0       2         7,370,836     4.1
40.1 - 50.0       1        18,500,000    10.3
50.1 - 60.0       3        20,000,000    11.2
60.1 - 70.0       2        46,200,000    25.8
70.1 - 75.0       3        23,391,718    13.0
75.1 - 80.0      13        63,890,548    35.6
----------------------------------------------
TOTAL:           24      $179,353,102   100.0%
----------------------------------------------
Min: 24.4%   Max: 78.9%   Wtd Avg: 66.2%

BALLOON LOAN-TO-VALUE RATIO (%)
----------------------------------------------
               NO. OF      AGGREGATE
              MORTGAGE   CUT-OFF DATE    % OF
                LOANS     BALANCE ($)    POOL
----------------------------------------------
0.1 - 10.0        1         3,050,836     1.7
20.1 - 30.0       1         4,320,000     2.4
40.1 - 50.0       1        18,500,000    10.3
55.1 - 60.0       4        43,000,000    24.0
60.1 - 65.0       3        27,491,718    15.3
65.1 - 70.0       2         6,420,548     3.6
70.1 - 80.0      12        76,570,000    42.7
----------------------------------------------
TOTAL:           24      $179,353,102   100.0%
----------------------------------------------
Min: 0.4%   Max: 74.6%   Wtd Avg: 62.5%

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)

               NO. OF      AGGREGATE
              MORTGAGE   CUT-OFF DATE    % OF
               LOANS      BALANCE ($)    POOL
----------------------------------------------
1.01 - 1.10       4        37,200,000    20.7
1.11 - 1.20       1        23,000,000    12.8
1.21 - 1.30       7        72,153,489    40.2
1.31 - 1.40      10        39,628,777    22.1
1.51 - 1.60       1         3,050,836     1.7
2.51 - 3.00       1         4,320,000     2.4
----------------------------------------------
TOTAL:           24      $179,353,102   100.0%
----------------------------------------------
Min: 1.05x   Max: 2.80x   Wtd Avg: 1.27x

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                       T-13

                           $912,074,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ13

PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS        DEC-07           DEC-08           DEC-09          DEC-10         DEC-11         DEC-12
-------------------------------------------------------------------------------------------------------------------------

Locked Out                          85.36%           80.34%           51.91%         53.41%         53.43%         58.42%
Yield Maintenance Total             12.45%           15.83%           44.13%         40.83%         36.61%         41.58%
Prepayment Points                    2.19%            2.20%            2.27%          2.45%          0.00%          0.00%
Open                                 0.00%            1.63%            1.70%          3.30%          9.96%          0.00%
-------------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%          100.00%          100.00%        100.00%        100.00%        100.00%
-------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $1,048,361,531   $1,044,053,366   $1,001,854,059   $913,912,920   $907,358,137   $791,980,386
% Initial Pool Balance             100.00%           99.59%           95.56%         87.18%         86.55%         75.54%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS       DEC-13         DEC-14         DEC-15         DEC-16         DEC-17      DEC-18
------------------------------------------------------------------------------------------------------------

Locked Out                        58.43%         58.37%         58.34%         41.24%         0.00%    0.00%
Yield Maintenance Total           41.57%         41.63%         41.66%         37.58%         0.00%    0.00%
Prepayment Points                  0.00%          0.00%          0.00%          5.45%         0.00%    0.00%
Open                               0.00%          0.00%          0.00%         15.73%       100.00%    0.00%
------------------------------------------------------------------------------------------------------------
TOTALS                           100.00%        100.00%        100.00%        100.00%       100.00%    0.00%
------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $784,202,403   $775,879,806   $767,692,187   $740,090,162   $33,151,883    $   0
% Initial Pool Balance            74.80%         74.01%         73.23%         70.59%         3.16%    0.00%

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)  See Appendix II of the Free Writing Prospectus for a description of the
     Yield Maintenance.

(3)  Def/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-14

                           $912,074,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ13

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS       DEC-07         DEC-08         DEC-09         DEC-10         DEC-11         DEC-12
-------------------------------------------------------------------------------------------------------------------

Locked Out                        85.34%         83.53%         49.00%         50.43%         50.37%         52.80%
Yield Maintenance Total           14.66%         14.50%         51.00%         47.80%         42.76%         47.20%
Prepayment Points                  0.00%          0.00%          0.00%          0.00%          0.00%          0.00%
Open                               0.00%          1.96%          0.00%          1.77%          6.87%          0.00%
-------------------------------------------------------------------------------------------------------------------
TOTALS                           100.00%        100.00%        100.00%        100.00%        100.00%        100.00%
-------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $869,008,429   $865,286,404   $844,120,420   $757,436,865   $752,515,503   $677,098,950
% Initial Pool Balance           100.00%         99.57%         97.14%         87.16%         86.59%         77.92%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS       DEC-13         DEC-14         DEC-15         DEC-16         DEC-17     DEC-18
-----------------------------------------------------------------------------------------------------------

Locked Out                        52.76%         52.71%         52.66%         38.29%         0.00%   0.00%
Yield Maintenance Total           47.24%         47.29%         47.34%         43.50%         0.00%   0.00%
Prepayment Points                  0.00%          0.00%          0.00%          0.00%         0.00%   0.00%
Open                               0.00%          0.00%          0.00%         18.21%       100.00%   0.00%
-----------------------------------------------------------------------------------------------------------
TOTALS                           100.00%        100.00%        100.00%        100.00%       100.00%   0.00%
-----------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $670,899,201   $664,269,677   $657,184,297   $639,318,426   $33,151,883   $   0
% Initial Pool Balance            77.20%         76.44%         75.62%         73.57%         3.81%   0.00%

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)  See Appendix II of the Free Writing Prospectus for a description of the
     Yield Maintenance.

(3)  Def/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-15

                           $912,074,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-HQ13

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS       DEC-07         DEC-08         DEC-09         DEC-10         DEC-11         DEC-12
-------------------------------------------------------------------------------------------------------------------

Locked Out                        85.48%         64.88%         67.43%         67.87%         68.28%         91.52%
Yield Maintenance Total            1.70%         22.28%          7.39%          7.07%          6.73%          8.48%
Prepayment Points                 12.82%         12.84%         14.39%         14.33%          0.00%          0.00%
Open                               0.00%          0.00%         10.78%         10.73%         24.99%          0.00%
-------------------------------------------------------------------------------------------------------------------
TOTALS                           100.00%        100.00%        100.00%        100.00%        100.00%        100.00%
-------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $179,353,102   $178,766,961   $157,733,639   $156,476,055   $154,842,634   $114,881,436
% Initial Pool Balance           100.00%         99.67%         87.95%         87.24%         86.33%         64.05%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)

PREPAYMENT RESTRICTIONS       DEC-13         DEC-14         DEC-15         DEC-16      DEC-17   DEC-18
------------------------------------------------------------------------------------------------------

Locked Out                        92.04%         92.04%         92.10%         59.99%   0.00%    0.00%
Yield Maintenance Total            7.96%          7.96%          7.90%          0.00%   0.00%    0.00%
Prepayment Points                  0.00%          0.00%          0.00%         40.01%   0.00%    0.00%
Open                               0.00%          0.00%          0.00%          0.00%   0.00%    0.00%
------------------------------------------------------------------------------------------------------
TOTALS                           100.00%        100.00%        100.00%        100.00%   0.00%    0.00%
------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $113,303,202   $111,610,129   $110,507,890   $100,771,736   $   0    $   0
% Initial Pool Balance            63.17%         62.23%         61.61%         56.19%   0.00%    0.00%

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)  See Appendix II of the Free Writing Prospectus for a description of the
     Yield Maintenance.

(3)  Def/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-16

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------

                                      T-17

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 1 - THE PIER AT CAESARS
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
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material.
--------------------------------------------------------------------------------

                                      T-18

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 1 - THE PIER AT CAESARS
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

--------------------------------------------------------------------------------
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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-19

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 1 - THE PIER AT CAESARS
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------

                                      T-20

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 1 - THE PIER AT CAESARS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                NCCI
ORIGINAL BALANCE(1):                 $80,500,000
CUT-OFF DATE BALANCE(1):             $80,500,000
SHADOW RATING (FITCH/S&P):           NAP
LOAN PURPOSE:                        Refinance
FIRST PAYMENT DATE:                  June 11, 2007
INTEREST RATE:                       6.010%
AMORTIZATION:                        Interest Only
ARD:                                 NAP
HYPERAMORTIZATION:                   NAP
MATURITY DATE:                       May 11, 2017
EXPECTED MATURITY BALANCE(1):        $80,500,000
SPONSORS:                            Pier Developers, Inc and The
                                     Taubman Realty Group Limited
                                     Partnership
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Locked out until the earlier of
                                     April 13, 2011 or two years after
                                     the REMIC "start-up" day, with U.S.
                                     Treasury defeasance thereafter.
                                     Prepayable without a premium from
                                     and after November 11, 2016.
LOAN PER SF(1):                      $264.99
UP-FRONT RESERVES:                   Construction Reserve(2):   $34,305,489
                                                                (Current: $0)
ONGOING RESERVES:                    RE Tax:                    Springing
                                     Insurance:                 Springing
                                     Cap Ex:                    Springing
                                     TI/LC:                     Springing
                                     Ground Rent:               Springing
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Retail
PROPERTY SUB-TYPE:                   Unanchored
LOCATION:                            Atlantic City, NJ
YEAR BUILT/RENOVATED:                2004-2006/NAP
PERCENT LEASED(3):                   75.4%
SQUARE FOOTAGE:                      303,788
THE COLLATERAL:                      In-line and other
                                     collateral components of a
                                     303,788 square foot retail
                                     center
OWNERSHIP INTEREST:                  Leasehold
PROPERTY MANAGEMENT:                 The Taubman Company, LLC
3RD MOST RECENT NOI (AS OF):         NAP
2ND MOST RECENT NOI (AS OF):         NAP
MOST RECENT NOI (AS OF):             NAP
U/W NET OP. INCOME:                  $11,352,446
U/W NET CASH FLOW:                   $10,913,909
U/W OCCUPANCY:                       95.0%
APPRAISED VALUE:                     $210,000,000
CUT-OFF DATE LTV(1):                 38.3%
MATURITY DATE LTV(1):                38.3%
DSCR(1)(4):                          2.22x
POST IO DSCR:                        NAP
--------------------------------------------------------------------------------

(1)  The subject $80,500,000 loan represents an approximate 59.6% senior interest in a $135,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $80,500,000 senior financing.

(2)  See "Escrows and Reserves" for specific details.

(3)  Percent Leased is based on rent roll dated September 13, 2007, and the occupancy report dated September 19, 2007.

(4)  The DSCR based on as-is cash flows and an interest only basis is 1.24x for the subject loan.

THE PIER AT CAESARS LOAN

     THE LOAN. The largest loan ("The Pier at Caesars Loan") as evidenced by a
Promissory Note ("The Pier at Caesars Note") that is secured by a first priority
Leasehold Mortgage ("The Pier at Caesars Mortgage") encumbering the 303,788 square foot regional shopping center known as The Pier at Caesars, is located in
Atlantic City, New Jersey ("The Pier at Caesars Property"). The Pier at Caesars
Loan was originated on April 13, 2007 by or on behalf of Nomura Credit &
Capital, Inc.

     THE BORROWER. The borrower is Atlantic Pier Associates, LLC, a Delaware limited liability company ("The Pier at Caesars Borrower") that owns no material asset other than The Pier at Caesars Property and related interests. The Taubman
Realty Group Limited

--------------------------------------------------------------------------------
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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-21

Partnership, a Delaware limited partnership, owns the controlling interest in the The Pier at Caesars Borrower and an affiliate of The Taubman Realty Group
Limited Partnership manages and leases The Pier at Caesars Property. Taubman is a real estate investment trust headquartered in Bloomfield Hills, Michigan, which currently owns and/or manages 23 urban and suburban regional and super-regional shopping centers in 11 states. Pier Developers, Inc., a member of the Borrower, is 100% owned by Gordon Group Holdings, LLC. Gordon Group
Holdings, LLC is a developer of casino retail-oriented projects, with past projects that include the Forum Shops at Caesars Palace in Las Vegas.

     THE PROPERTY. The Pier at Caesars Property is located in Atlantic City, New
Jersey between Arkansas and Missouri Avenues. The property is centrally located along the boardwalk in front of Caesars Atlantic City, and adjacent to Bally's
Park Place and Trump Palace casinos. The Pier at Caesars Property was originally constructed between 2004 to 2006. The Pier at Caesars Property totals 303,788 square feet and is 75.4% leased, based on the rent roll dated September 13, 2007 and occupancy report dated September 19, 2007. The Pier at Caesars Property was designed by Elkus Manfredi Architects and The Rockwell Group for Gordon Group
Holdings, LLC, and consists of three main levels. The 83,089 square foot
Boardwalk Level is accessible from the boardwalk and features both food and traditional mall shop merchandise. The second floor Bridge Level is accessible via both an escalator feature at the Boardwalk and via the skywalk from Caesars.
The Bridge Level offers high fashion merchandise and accessories. The third floor Promenade Level features several distinct restaurant concepts and panoramic views of the Atlantic Ocean. The upscale shopping center features stores such as Gucci, Coach, Louis Vuitton, Burberry, Tiffany & Co., Armani
Exchange, Tourneau, Tommy Bahama, Victoria's Secret, and Apple. The Pier's
restaurants offer dining concepts including Stephen Starr's Buddakan and
Continental, Patrick Lyon's Game On, Sonsie, and The Trinity.

     The following table presents certain information relating to the major tenants at The Pier at Caesars Property:

                                                                                             % OF TOTAL    ANNUALIZED
                                                                               ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                  CREDIT RATING                               UNDERWRITTEN  UNDERWRITTEN    BASE RENT      LEASE
       TENANT NAME           (FITCH/MOODY'S/S&P)(1)  TENANT NRSF  % OF NRSF  BASE RENT ($)    BASE RENT   ($ PER NRSF)  EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Game On                             --/--/--            13,224         4%     $   396,720         4%         $30.00     12/31/2021
Phillips Seafood Restaurant         --/--/--            10,133         3%     $   354,655         3%         $35.00     12/31/2021
Banana Republic                    BB+/Ba1/BB+           6,913         2%     $   321,085         3%         $46.45     11/30/2014
Buddakan                            --/--/--             9,006         3%     $   315,210         3%         $35.00     12/31/2016
Continental                         --/--/--             8,977         3%     $   314,195         3%         $35.00     12/31/2016
It's Sugar                          --/--/--             4,335         1%     $   303,450         3%         $70.00     12/31/2021
Juicy Couture                       --/--/--             3,345         1%     $   301,050         3%         $90.00     01/31/2017
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                  55,933        18%     $ 2,306,365        21%         $41.23
----------------------------------------------------------------------------------------------------------------------------------
Other Tenants                        Various           173,031        57%     $ 8,649,152        79%         $49.99       Various
Vacant Space                           NAP              74,824        25%     $         0         0%         $ 0.00         NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                 303,788       100%     $10,955,517       100%         $47.85
----------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents certain information relating to the lease rollover at The Pier at Caesars Property:

                             LEASE ROLLOVER SCHEDULE

                             AVERAGE                                     % OF TOTAL        CUMULATIVE % OF
                  # OF     UNDERWRITTEN    % OF TOTAL   CUMULATIVE   UNDERWRITTEN BASE   TOTAL UNDERWRITTEN
                 LEASES   BASE RENT PER   SQUARE FEET     % OF SF     RENTAL REVENUES        BASE RENTAL
     YEAR       ROLLING     SF ROLLING      ROLLING       ROLLING         ROLLING         REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------

    Vacant         21         $ 0.00          25%          25%              0%                  0%
     2008           0         $ 0.00           0%          25%              0%                  0%
     2009           1         $ 0.00           0%          25%              0%                  0%
     2010           0         $ 0.00           0%          25%              0%                  0%
     2011           5         $58.24           2%          26%              3%                  3%
     2012           0         $ 0.00           0%          26%              0%                  3%
     2013           0         $ 0.00           0%          26%              0%                  3%
     2014           2         $48.09           3%          29%              3%                  6%
     2015           0         $ 0.00           0%          29%              0%                  6%
     2016          44         $47.98          32%          61%             42%                 48%
     2017          25         $49.86          23%          83%             31%                 80%
2018 & Beyond      10         $43.66          17%         100%             20%                100%

--------------------------------------------------------------------------------
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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-22

     ESCROWS AND RESERVES. At closing, The Pier at Caesars Borrower escrowed a
Construction Reserve in the amount of $34,305,489. The current balance of this escrow is $0. Following the substantial completion of the property, the Lender released all of the funds in the Construction Reserve. Upon occurrence and continuance of a lockbox trigger event, defined as an event of default or an NOI event, monthly escrows will be required for (i) 1/12 of estimated annual real estate taxes, (ii) 1/12 of estimated annual insurance premiums, (iii) capital expenditures of $3,856 with a cap of $92,540, (iv) tenant concessions and leasing costs of $33,333 with a cap of $800,000, and (v) ground rent payable under The Pier at Caesars ground lease.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to The
Pier at Caesars Loan.

     PROPERTY MANAGEMENT. The Pier at Caesars Property is managed by The Taubman
Company, LLC, which is an affiliate of The Pier at Caesars Borrower and The
Taubman Realty Group Limited Partnership, which is one of the sponsors of The
Pier at Caesars Property. The management agreement is subordinate to The Pier at
Caesars Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Pier at
Caesars Loan is senior to a Promissory Note B-1 in the amount of $34,000,000 and senior to a Promissory Note B-2 in the amount of $20,500,000, which will be held outside of the trust. Both subordinate notes have coupons of 6.010% and are coterminous with The Pier at Caesars Loan. The B-1 Note may spring to pari passu to the A Note if the mortgaged property supports a 1.15x DSCR on the combined A
Note and B-1 Note loan balance based on a 30-year amortization basis based on net operating income for the trailing 12 months. The aggregate mortgage loan is
$135,000,000 with an aggregate LTV of 64.3% and an aggregate DSCR of 1.33x. The
Promissory Note A, the Promissory Note B-1, and the Promissory Note B-2, are
governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement. The DSCR based on as-is cash flows and a 30-year amortization is 1.05x for the subject loan.

     OTHER ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Pier at
Caesars Borrower may obtain unsecured loans from the ground lessor of The Pier at Caesars Property. Such loans include any funds provided by the Casino
Redevelopment Development Authority (CRDA) to or through the ground lessor pursuant to Section 6.1.7 of the related ground lease, for investment in property-related uses and advanced directly or indirectly to the Pier at Caesars
Borrower, but only to the extent such funds are repayable by the Pier at Caesars
Borrower as a loan (the "CRDA Related Loans"). Additionally, the subordination agreement obtained from ground lessor in connection with the closing of The Pier at Caesars Loan provided that as of the closing date of The Pier at Caesars
Loan, no funds had been advanced under the CRDA Related Loans.

     The Pier at Caesars Borrower may provide financing to any tenant of any restaurant or nightclub in the aggregate principal amount of up to $7,000,000, the proceeds of which would be used by such tenants for tenant improvements, including furniture, fixtures and equipment.

     RELEASE OF PARCELS. The Pier at Caesars Borrower may convey air rights with respect to, grant an easement with respect to and/or sublease the existing structure related to an overhead tram located on the related mortgaged property and the related loan documents permit the release of such portion of the related mortgaged property (that was not given any value by the related mortgage loan seller in underwriting for the related mortgage loan) incidental to such conveyance, grant of easement or sublease.

     GROUND LEASE. The ground lease for The Pier at Caesars Property grants the ground lessor of The Pier at Caesars Property a right to purchase the leasehold estate from The Pier at Caesars Borrower if at any time after the Grand Opening
(as defined in the related ground lease), at least 70% of the gross leasable area of The Pier at Caesars Property is not open for business in accordance with the operating hours provisions of the related ground lease for a continuous period of thirty-six months (unless such failure is caused by casualty, condemnation or force majeure). The related ground lease provides the purchase price paid in connection with such recapture option shall not be less than the amount that would be required to secure the full release and satisfaction of such sums as may be due and owing the leasehold mortgagee.

     The ground lease for the related mortgaged property grants the ground lessor a right to terminate the ground lease (i) in the event the ground lessee or any person associated in any way with ground lessee is denied a license, found unsuitable or is denied or otherwise unable to obtain any other approval
(a "Gaming Approval") with respect to The Pier at Caesars Property or the nearby casino hotel property owned by ground lessor known as Caesars Atlantic City by any governmental authority regulating gaming (collectively, "Gaming Authority"), or is required by any Gaming Authority to apply for a Gaming Approval and does not apply within the required time limit, or withdraws any application for
Gaming Approval other than upon a determination by an applicable Gaming
Authority that such Gaming Approval is not required, or if (ii) any Gaming
Authority commences or threatens to commence suit against ground lessor or to terminate or deny any Gaming Approval of ground lessor or any affiliate of ground lessor as a result of ground lessee or any person associated with ground lessee, including mortgagees and subtenants.

     Certain additional information regarding The Pier at Caesars Loan and The
Pier at Caesars Property is set forth on Appendix II to this prospectus supplement.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-23

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 2 - 42ND STREET RETAIL
--------------------------------------------------------------------------------

                                [PHOTO OMITTED]

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Please refer to important information and qualifications at the end of this material.
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                                      T-24

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 2 - 42ND STREET RETAIL
--------------------------------------------------------------------------------

                                [MAP OMITTED]

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Please refer to important information and qualifications at the end of this material.
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                                      T-25

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 2 - 42ND STREET RETAIL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                MSMCH
ORIGINAL BALANCE:                    $86,000,000
CUT-OFF DATE BALANCE:                $79,953,721
SHADOW RATING (FITCH/S&P):           BBB-/BBB-
LOAN PURPOSE:                        Refinance
FIRST PAYMENT DATE:                  December 1, 2000
INTEREST RATE:                       8.500%
AMORTIZATION:                        360 months
ARD:                                 NAP
HYPERAMORTIZATION:                   NAP
MATURITY DATE:                       November 1, 2010
EXPECTED MATURITY BALANCE:           $76,318,863
SPONSOR:                             Forest City Enterprises, Inc.
INTEREST CALCULATION:                30/360
CALL PROTECTION:                     Locked out until October 30, 2005.
                                     Prepayable with prepayment premium
                                     equal to the greater of a) 2% of
                                     balance outstanding during 6th year of
                                     the term, declining 0.5% during each
                                     year thereafter to a minimum
                                     prepayment percentage of 1%, or b) a
                                     Yield Maintenance premium. Prepayable
                                     without a premium from and after
                                     August 1, 2010.
LOAN PER SF:                         $259.17
UP-FRONT RESERVES:                   RE Tax:            $678,440
                                     TI/LC:             $7,539,798
                                                        (Current: $2,043,434)
                                     Ground Rent:       $384,430
                                     Deferred Opening   $860,000
                                     Contingency(1):    (Current: $0)
                                     Canron Claim(1):   $2,990,364
                                                        (Current: $0)
ONGOING RESERVES:                    RE Tax:            $179,289/month
                                     Ground Rent:       Springing
LOCKBOX:                             None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Retail
PROPERTY SUB-TYPE:                   Anchored
LOCATION:                            New York, NY
YEAR BUILT/RENOVATED:                1999-2000/NAP
PERCENT LEASED(2):                   94.5%
SQUARE FOOTAGE:                      308,503
THE COLLATERAL:                      The property is a 1.39-acre site
                                     improved with a four-story and
                                     fifteen-story retail and
                                     entertainment destination complex
                                     in Times Square in New York. It is
                                     anchored by AMC Theatres and
                                     Madame Tussaud's Wax Museum.
OWNERSHIP INTEREST:                  Leasehold
PROPERTY MANAGEMENT:                 Self-managed
3RD MOST RECENT NOI (AS OF):         $7,578,221     (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):         $6,267,894     (TTM 12/31/2006)
MOST RECENT NOI (AS OF):             $7,805,463     (TTM 07/31/2007)
U/W NET OP. INCOME:                  $9,170,576
U/W NET CASH FLOW:                   $8,813,077
U/W OCCUPANCY:                       94.5%
APPRAISED VALUE:                     $167,000,000
CUT-OFF DATE LTV:                    47.9%
MATURITY DATE LTV:                   45.7%
DSCR:                                1.11x
POST IO DSCR:                        NAP
--------------------------------------------------------------------------------

(1)  See "Escrows and Reserves" for specific details.

(2)  Percent Leased is based on the rent roll dated July 31, 2007.

THE 42ND STREET RETAIL LOAN

     THE LOAN. The second largest loan (the "42nd Street Retail Loan") as evidenced by the Note Consolidation and Modification Agreement (the "42nd Street
Retail Note") is secured by a first priority leasehold interest in the "42nd
Street Retail Mortgage" encumbering the 308,503 square foot retail center known as 42nd Street Retail, located in New York, NY (the "42nd Street Retail"). The
42nd Street Retail Loan was originated on October 3, 2000 by or on behalf of
Teachers Insurance and Annuity Association of America, the
predecessor-in-interest to Morgan Stanley Mortgage Capital Holdings LLC.

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Please refer to important information and qualifications at the end of this
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                                      T-26

     THE BORROWER. The borrower is FC 42nd Street Associates L.P., a limited liability company (the "42nd Street Retail Borrower") that owns no material asset other than the 42nd Street Retail Property and related interests. The 42nd
Street Retail Borrower is an affiliate of Forest City Enterprises, Inc., the sponsor of the 42nd Street Retail Loan. Forest City Ratner Companies was
established in 1985 and has been one of New York City's largest developers over the past ten years. In the last decade, FCRC has developed 6 million square feet of commercial and retail space, which is now in operation and has an additional
2.7 million square feet under development. FCRC is an affiliate of Forest City
Enterprises which was established in 1921 and is currently the nation's largest publicly traded commercial real estate development company.

     THE PROPERTY. The 42nd Street Retail Property is located in New York, New
York, at 226-258 West 42nd Street. The 42nd Street Retail Property was
originally constructed in 1999-2000. It consists of a 308,503 square foot, four-story and fifteen-story retail and entertainment complex. The 42nd Street
Retail Property is situated on approximately 1.39 acres. The 42nd Street Retail
Property is anchored by AMC Theatres and Madame Tussaud's Wax Museum. The AMC
Theatres includes 25 screens and attracts 2 million guests every year.

     The following table presents certain information relating to the major tenants at the 42nd Street Retail Property:

                                                                                           % OF TOTAL     ANNUALIZED
                                                                           ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                               CREDIT RATING        TENANT                UNDERWRITTEN    UNDERWRITTEN     BASE RENT       LEASE
         TENANT NAME        (FITCH/MOODY'S/S&P)(1)   NRSF    % OF NRSF  BASE RENT ($)(2)    BASE RENT   ($ PER NRSF)(2)  EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

AMC Theatres                       --/--/--         145,044    47%      $ 3,832,062            33%          $ 26.42      11/30/2019
Ripley's Believe It Or Not         --/--/--          18,623     6%      $ 2,137,362            19%          $114.77      12/31/2021
Dave and Buster's                  --/B2/--          30,500    10%      $ 1,611,900            14%          $ 52.85      06/30/2021
Applebee's                         --/--/--          10,099     3%      $ 1,209,961            10%          $119.81      03/31/2020
Modell's                           --/--/--          19,000     6%      $ 1,110,930            10%          $ 58.47      01/31/2020
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              223,266    72%      $ 9,902,215            86%          $ 44.35
-----------------------------------------------------------------------------------------------------------------------------------
Other Tenants                      Various           68,405    22%      $ 1,621,869            14%          $ 23.71        Various
Vacant Space                         NAP             16,832     5%      $         0             0%          $  0.00          NAP
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              308,503   100%      $11,524,084           100%          $ 39.51
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Madame Tussaud's (58,500 SF) does not pay rent. They recently exercised a buy-out option on their lease whereby they will not pay base rent through their lease term. As part of the buy-out, the ground rent was reduced by
     $600,000. Excluding Madame Tussaud's square footage, the Other Tenants Base
     Rent PSF is $163.74 per SF and the Total Base Rent PSF is $49.42.

     The following table presents certain information relating to the lease rollover at the 42nd Street Retail Property:

                             LEASE ROLLOVER SCHEDULE

                                 AVERAGE                                       % OF TOTAL
                            UNDERWRITTEN BASE  % OF TOTAL                  UNDERWRITTEN BASE   CUMULATIVE % OF TOTAL
               # OF LEASES     RENT PER SF     SQUARE FEET   CUMULATIVE %   RENTAL REVENUES      UNDERWRITTEN BASE
    YEAR         ROLLING        ROLLING(1)       ROLLING    OF SF ROLLING       ROLLING       RENTAL REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------

   Vacant           1            $  0.00            5%           5%               0%                     0%
    2008            2            $372.90            0%           6%               2%                     2%
    2009            0            $  0.00            0%           6%               0%                     2%
    2010            1            $190.02            1%           7%               6%                     8%
    2011            0            $  0.00            0%           7%               0%                     8%
    2012            1            $ 23.29            1%           8%               1%                     8%
    2013            0            $  0.00            0%           8%               0%                     8%
    2014            0            $  0.00            0%           8%               0%                     8%
    2015            1            $326.70            0%           8%               3%                    12%
    2016            0            $  0.00            0%           8%               0%                    12%
    2017            0            $  0.00            0%           8%               0%                    12%
2018 & Beyond       8            $ 35.93           92%         100%              88%                   100%

(1)  Madame Tussaud's (58,500 SF) does not pay rent and has a lease that expires on June 30, 2025. They recently exercised a buy-out option on their lease whereby they will not pay base rent through their lease term. As part of the buy-out, the ground rent was reduced by $600,000. Excluding Madame
     Tassaud's square footage, the Average Base Rent per SF for Leases Rolling over in 2018 & Beyond is $45.31.

     ESCROWS AND RESERVES. The 42nd Street Retail Borrower is required to escrow
1/12 of annual real estate taxes. The amounts shown are the current monthly collections. At closing, the 42nd Street Retail Borrower funded $860,000 for
Deferred Opening Contingency and $2,990,364 for Canron Claim. The escrows were subsequently released after closing but prior to the purchase of the loan by
Morgan Stanley Mortgage Capital Holdings LLC.

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-27

     With respect to the real estate tax and ground rent escrow, upon any scheduled increase in the annual ground rent, the 42nd Street Retail Borrower is required to deposit 25% of such annual increase into the escrow. Additionally, upon non-payment of the monthly ground rent (a "Ground Rent Default"), the lender may require the 42nd Street Retail Borrower to (a) immediately deposit one month of ground rent, and (b) each month moving forward, deposit the following month's ground rent into the escrow. If the escrow funds are insufficient, to pay real estate taxes and, upon a Ground Rent Default, the ground rent, the 42nd Street Retail Borrower is required to pay the deficiency within five days of demand.

     LOCKBOX AND CASH MANAGEMENT. None.

     PROPERTY MANAGEMENT. The 42nd Street Retail Property is self-managed by the
42nd Street Retail Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     GROUND LEASE. The property sits on two ground leases. The first ground lease is with 42nd Street Development Project, Inc. ("42DP"), which is a subsidiary of the New York State Urban Development Corporation. The lease is a
99 year ground lease which expires on December 12, 2095. The annual ground rent payment is $1.17 million through 2016. The second ground lease is with New 42nd
Street, Inc., which is a non-profit corporation that leases the land from 42DP.
The lease expires on February 25, 2091, and the payment is $350,000 from
1998-2018 with 2.5% annual increases. In addition, Madame Tussaud's exercised a buy-out option on their lease in 2006, which decreased the ground rent payments by $600,000 through the end of their lease term.

     Certain additional information regarding the 42nd Street Retail Loan and the 42nd Street Retail Property is set forth on Appendix II to this prospectus supplement.

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This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-28

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material.
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                                      T-29

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 3 - 25 WEST 39TH STREET
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

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material.
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                                      T-30

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                    MORTGAGE LOAN NO. 3 - 25 WEST 39TH STREET
--------------------------------------------------------------------------------

                                 [MAP OMITTED]]

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material.
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                                      T-31

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 3 - 25 WEST 39TH STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                MSMCH
ORIGINAL BALANCE:                    $78,936,298
CUT-OFF DATE BALANCE:                $78,936,298
SHADOW RATING (FITCH/S&P):           NAP
LOAN PURPOSE:                        Acquisition
FIRST PAYMENT DATE:                  February 1, 2007
INTEREST RATE:                       5.770%
AMORTIZATION:                        Interest Only
ARD:                                 NAP
HYPERAMORTIZATION:                   NAP
MATURITY DATE:                       October 1, 2017
EXPECTED MATURITY BALANCE:           $78,936,298
SPONSOR:                             Joseph J. Sitt
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Locked out until the earlier of
                                     December 5, 2010 or two years after
                                     the REMIC "start-up" day, with U.S.
                                     Treasury defeasance or  prepayment
                                     with the greater of 1% of unpaid
                                     principal balance or yield
                                     maintenance thereafter. Prepayable
                                     without a premium from and after
                                     April 1, 2017.
LOAN PER SF:                         $425.80
UP-FRONT RESERVES:                   TI/LC:               $7,297,255
                                     Debt Service:        $4,592,558
                                     Additional Cap Ex:   $1,710,000
ONGOING RESERVES:                    RE Tax:              $104,658/month
                                     Insurance:           Springing
                                     Cap Ex:              $3,090/month
                                     TI/LC:               Springing
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Urban
LOCATION:                            New York, NY
YEAR BUILT/RENOVATED:                1907/2002
PERCENT LEASED(1):                   100.0%
SQUARE FOOTAGE:                      185,384
THE COLLATERAL:                      16-story urban office building
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Williams U.S.A. Realty Services,
                                     Inc., and Williams Real Estate Co.
                                     Inc.
3RD MOST RECENT NOI (AS OF):         NAP
2ND MOST NOI (AS OF):                NAP
MOST RECENT NOI (AS OF):             NAP
U/W NET OP. INCOME:                  $6,250,715
U/W NET CASH FLOW:                   $5,772,424
U/W OCCUPANCY:                       90.0%
APPRAISED VALUE:                     $105,000,000
CUT-OFF DATE LTV:                    75.2%
MATURITY DATE LTV:                   75.2%
DSCR:                                1.25x
POST IO DSCR:                        NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated December 7, 2007. Percent
     Leased includes approximately 58,585 SF of unoccupied master leased space.
     The master leased space is leased by Thor Equities and is further secured by certain lease guarantees provided by Mr. Joseph J. Sitt, the loan sponsor. The master lease space is also partially supported by approximately $10,370,749 (as of November 11, 2007) in debt service and
     TI/LC reserves.

THE 25 WEST 39TH STREET LOAN

     THE LOAN. The third largest loan (the "25 West 39th Street Loan") as evidenced by the Consolidated, Amended and Restated Promissory Note (the "25
West 39th Street Note") is secured by a first priority fee Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement
(the "25 West 39th Street Mortgage") encumbering the 185,384 square foot urban office building known as 25 West 39th Street, located in New York, New York (the
"25 West 39th Street Property"). The 25 West 39th Street Loan was originated on
December 5, 2006 by or on behalf of Morgan Stanley Mortgage Capital Holdings
LLC.

     THE BORROWER. The borrower is 25 West 39th Street Realty, LLC, a New York limited liability company (the "25 West 39th Street Borrower") that owns no material asset other than the 25 West 39th Street Property and related interests. The 25 West 39th Street Borrower is indirectly owned by two trusts;
the trust holding 99% indirect ownership is owned by Joseph J. Sitt, the sponsor of the 25 West

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-32

39th Street Loan. Mr. Sitt is the founder and CEO of Thor Equities, a real estate acquisition and development company that also runs Ashley Stewart, a women's clothing chain with 300 stores. As of August 31, 2006, Mr. Sitt (and
Joseph J. Sitt SBT Trust, a grantor trust) reported liquidity of $5,000,000 and a net worth of $201,478,689 ($159,140,765 of which is the reported market value of real estate investments, and $30,000,000 of which is Mr. Sitt's reported interest in Thor Equities).

     THE PROPERTY. The 25 West 39th Street Property is located in the Midtown neighborhood of New York, New York, at 25 West 39th Street. The 25 West 39th
Street Property was originally constructed in 1907 and renovated in 2002. It consists of a 185,384 square foot, 16-story office building. It has a unique build out, including showroom spaces with high ceilings and modern mechanical system infrastructure. General and executive office space is located on four floors, with showrooms located on 11 other floors. The 25 West 39th Street
Property is situated on approximately 0.3 acres and includes a garage with 26 parking spaces.

     The following table presents certain information relating to the major tenants at the 25 West 39th Street Property:

                                                                                         % OF TOTAL     ANNUALIZED
                                                                         ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                             CREDIT RATING         TENANT               UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
       TENANT NAME       (FITCH/MOODY'S/S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

Polo                         --/Baa1/BBB+          35,664      19%       $1,961,520          21%          $55.00      05/31/2009
Thor Equities                   --/--/--           32,492      18%       $1,961,200          21%          $60.36      09/30/2016
Lectra                          --/--/--           18,854      10%       $1,013,363          11%          $53.75      04/01/2017
Damon Dash                      --/--/--           17,186       9%       $  738,998           8%          $43.00      02/28/2016
7 For All Mankind               --/--/--           12,689       7%       $  614,655           6%          $48.44      03/31/2016
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            116,885      63%       $6,289,736          66%          $53.81
--------------------------------------------------------------------------------------------------------------------------------
Other Tenants(2)                Various            68,499      37%       $3,194,887          34%          $46.64       Various
Vacant Space                      NAP                   0       0%       $        0           0%          $ 0.00         NAP
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            185,384     100%       $9,484,623         100%          $51.16
--------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Other Tenants includes 58,585 SF of master-leased space.

     The following table presents certain information relating to the lease rollover at the 25 West 39th Street Property:

                             LEASE ROLLOVER SCHEDULE

                                   AVERAGE                                          % OF TOTAL       CUMULATIVE % OF
                              UNDERWRITTEN BASE   % OF TOTAL                    UNDERWRITTEN BASE   TOTAL UNDERWRITTEN
                # OF LEASES     RENT PER SF       SQUARE FEET    CUMULATIVE %    RENTAL REVENUES       BASE RENTAL
    YEAR          ROLLING         ROLLING           ROLLING     OF SF ROLLING        ROLLING         REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------

   Vacant           0              $ 0.00              0%             0%                0%                  0%
    2008            0              $ 0.00              0%             0%                0%                  0%
    2009            3              $55.00             19%            19%               21%                 21%
    2010            0              $ 0.00              0%            19%                0%                 21%
    2011            0              $ 0.00              0%            19%                0%                 21%
    2012            0              $ 0.00              0%            19%                0%                 21%
    2013            0              $ 0.00              0%            19%                0%                 21%
    2014            0              $ 0.00              0%            19%                0%                 21%
    2015            0              $ 0.00              0%            19%                0%                 21%
    2016            8              $52.17             39%            58%               40%                 60%
    2017            7              $48.45             42%           100%               40%                100%
2018 & Beyond       0              $ 0.00              0%           100%                0%                100%

     ESCROWS AND RESERVES. The 25 West 39th Street Borrower is required to escrow 1/12 of annual real estate taxes. With respect to insurance funds, so long as (i) no event of default has occurred or is continuing, (ii) a blanket insurance policy satisfying the requirements in the loan documents is in full force and effect, and (iii) the insurance premiums are current and paid in a timely manner in accordance with the terms and provisions hereof, then 25 West
39th Street Borrower shall not be required to make monthly payments. On the closing date, the 25 West 39th Street Borrower deposited $1,710,000 into an additional capital expenditure fund, and is also required to make monthly deposits into a separate capital expenditures fund, with the latter escrow capped at an aggregate amount of $66,000 on deposit at any time. The amounts shown are the current monthly collections.

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-33

     On the closing date, the 25 West 39th Street Borrower deposited $7,297,255 with lender for tenant improvements and leasing commissions ("TI/LC").
Additionally, if at any time (i) the 25 West 39th Street Property has achieved a
DSCR of 1.25x, and (ii) with respect to 30% or more of the then-leased tenant space at the 25 West 39th Street Property pursuant to leases, either (A) the 25
West 39th Street Borrower has received notice of non-renewal from the applicable tenants and/or (B) any such applicable renewal period has expired or lapsed pursuant to the terms of such lease, such that such tenancies shall cease on a date within six months of the property achieving such DSCR (the "TI/LC Deposit
Date"), the 25 West 39th Street Borrower shall deposit with lender an amount equal to the difference between (x) $15.00 per square foot for each such non-renewing tenant space and (y) the outstanding balance of the TI/LC funds on deposit on the date six months prior to the TI/LC Deposit Date (the "Additional
TI/LC Funds"). The 25 West 39th Street Borrower may use only up to $1,610,000 of the TI/LC funds for tenant improvements with respect to space leased by Thor
Equities. Additionally, any fees received in connection with lease terminations will be deposited into the TI/LC funds. Provided that no event of default has occurred or is continuing, any TI/LC funds (but not Additional TI/LC Funds)
remaining after the 25 West 39th Street Property achieves a DSCR of 1.25x for six consecutive calendar months shall be returned to the 25 West 39th Street
Borrower.

     On the closing date, the 25 West 39th Street Borrower deposited $4,592,558 into a debt service reserve fund for any debt service deficiencies. Provided no event of default has occurred or is continuing, any debt service reserve funds remaining after the 25 West 39th Street Property has achieved a DSCR of 1.25x for six consecutive calendar months shall be returned to the 25 West 39th Street
Borrower.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
25 West 39th Street Loan.

     PROPERTY MANAGEMENT. The 25 West 39th Street Property is managed by
Williams U.S.A. Realty Services, Inc. and Williams Real Estate Co. Inc. The
management agreement is subordinate to the 25 West 39th Street Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Following the 25 West 39th
Street Property reaching a DSCR of 1.25x, the equity owners of the sole member of the 25 West 39th Street Borrower may obtain mezzanine financing, provided
(among other things) that (a) no event of default has occurred and is then continuing, (b) the aggregate LTV immediately following the closing of the mezzanine loan shall be no greater than 85% based on an appraisal acceptable to the lender, (c) the mezzanine lender is reasonably acceptable to the lender and the rating agencies, (d) the lender and the mezzanine lender shall enter into an intercreditor agreement, (e) the terms, covenants and provisions of the mezzanine loan documents shall be reasonably acceptable to the lender and the rating agencies, (f) the lender has received a rating agency confirmation with respect to the mezzanine loan, (g) the mezzanine loan and the 25 West 39th
Street Loan must have a combined DSCR of at least 1.10x, based on projected debt service for the following 12 months, and (h) the mezzanine lender shall enter into a cash management agreement stating the mezzanine lender receives its monthly debt service only after all debt service, reserves and other amounts due under the lender's cash management agreement are first paid in full.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 25 West 39th Street Loan and the 25 West 39th Street Property is set forth on Appendix II to this prospectus supplement.

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Please refer to important information and qualifications at the end of this material.
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                                      T-35

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                    MORTGAGE LOAN NO. 4 - LOGAN TOWN CENTER
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                                      T-36

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                     MORTGAGE LOAN NO. 4 - LOGAN TOWN CENTER
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                                      T-37

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                     MORTGAGE LOAN NO. 4 - LOGAN TOWN CENTER
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                                  [MAP OMITTED]

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                                      T-38

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 4 - LOGAN TOWN CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                MSMCH
ORIGINAL BALANCE:                    $76,000,000
CUT-OFF DATE BALANCE:                $76,000,000
SHADOW RATING (FITCH/S&P):           NAP
LOAN PURPOSE:                        Acquisition
FIRST PAYMENT DATE:                  January 8, 2008
INTEREST RATE:                       6.000%
AMORTIZATION:                        Interest Only
ARD:                                 NAP
HYPERAMORTIZATION:                   NAP
MATURITY DATE:                       December 8, 2017
EXPECTED MATURITY BALANCE:           $76,000,000
SPONSOR:                             Allan V. Rose
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Locked out until the earlier of
                                     May 30, 2011 or two years after the
                                     REMIC "start-up" day, with U.S.
                                     Treasury defeasance or prepayment with
                                     the greater of 1% of unpaid principal
                                     balance or yield maintenance
                                     thereafter. Prepayable without a
                                     premium from and after June 8, 2017.
LOAN PER SF:                         $108.23
UP-FRONT RESERVES:                   RE Tax:               $600,000
                                     Additional Tenant/    $500,000
                                     Contractor Deposit:
                                     Dispute Payment
                                     Amount(1):            $4,639,785
                                                           (Current: $1,241,216)
ONGOING RESERVES:                    RE Tax:               $100,000/month
                                     Insurance:            Springing
                                     Cap Ex(2):            $9,094/month
                                     TI/LC:                Springing
LOCKBOX:                             None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Retail
PROPERTY SUB-TYPE:                   Anchored
LOCATION:                            Altoona, PA
YEAR BUILT/RENOVATED:                2006/NAP
PERCENT LEASED(3):                   95.0%
SQUARE FOOTAGE:                      702,221
THE COLLATERAL:                      14-building retail power center
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 AVR Realty Company, LLC
3RD MOST RECENT NOI (AS OF):         NAP
2ND MOST RECENT NOI (AS OF):         NAP
MOST RECENT NOI (AS OF):             $4,542,133 (T-8 08/31/2007 Annualized)
U/W NET OP. INCOME:                  $5,750,571
U/W NET CASH FLOW:                   $5,539,904
U/W OCCUPANCY:                       95.0%
APPRAISED VALUE:                     $104,600,000
CUT-OFF DATE LTV:                    72.7%
MATURITY DATE LTV:                   72.7%
DSCR:                                1.20x
POST IO DSCR:                        NAP
--------------------------------------------------------------------------------

(1)  See "Escrows and Reserves" for specific details.

(2)  Amounts for annual Capital Expenditures will be deposited monthly commencing on December 1, 2010.

(3)  Percent Leased is based on the rent roll dated November 26, 2007.

THE LOGAN TOWN CENTER LOAN

     THE LOAN. The fourth largest loan (the "Logan Town Center Loan") as evidenced by the Promissory Note (the "Logan Town Center Note") is secured by a first-priority fee Open-End Mortgage and Security Agreement (the "Logan Town
Center Mortgage") encumbering the 702,221 square foot retail shopping center known as Logan Town Center, located in Altoona, Pennsylvania (the "Logan Town
Center Property"). The Logan Town Center Loan was originated on November 30,
2007 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC.

     THE BORROWER. The borrower is AVR-Altoona, L.P., a Delaware limited partnership (the "Logan Town Center Borrower") that owns no material asset other than the Logan Town Center Property and related interests. The Logan Town Center
Borrower is wholly-owned by Allan V. Rose, the sponsor of the Logan Town Center
Loan. Mr. Rose has ownership interests in a real estate portfolio which he estimated has a fair market value of approximately $1.66 billion ($1.09 billion net of liabilities). Property types include retail, hotel, office, residential

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                                      T-39

unimproved land and construction projects. The portfolio includes 24 retail properties located in New York, Texas, Rhode Island, California and
Massachusetts.

     THE PROPERTY. The Logan Town Center Property is located approximately 100 miles east of Pittsburgh, 135 miles west of Harrisburg and 235 miles west of
Philadelphia. The Logan Town Center Property was originally constructed in 2006.
Anchor tenants include Boscov's (192,485 square feet), Kohl's (88,620 square feet) and Giant Eagle (88,379 square feet). Boscov's and Kohl's built their own stores and own their improvements through the terms of their respective leases.
The Logan Town Center Property is anchored by Giant Eagle, Kohl's, and Boscov's, which are part of the collateral, and is also shadow-anchored by a newly constructed 100,000 square foot Home Depot that opened in November 2006 that is not collateral for the Logan Town Center Loan.

     The following table presents certain information relating to the major tenants at the Logan Town Center Property:

                                                                                         % OF TOTAL     ANNUALIZED
                                                                         ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              CREDIT RATING        TENANT               UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
      TENANT NAME        (FITCH/MOODY'S/S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

Giant Eagle                     --/--/--           88,379      13%       $1,136,559          18%          $12.86      11/30/2016
Kohl's                       BBB+/Baa1/BBB+        88,620      13%       $  798,644          12%          $ 9.01      01/31/2027
Boscov's                        --/--/--          192,485      27%       $  600,000           9%          $ 3.12      08/31/2026
Dick's Sporting Goods           --/--/--           45,000       6%       $  450,000           7%          $10.00      01/31/2022
Staples                      BBB+/Baa1/BBB+        20,388       3%          402,385           6%          $19.74      12/31/2022
Roomful Express                 --/--/--           36,403       5%       $  402,072           6%          $11.05      01/31/2017
Best Buy                      BBB+/Baa2/BBB        20,084       3%       $  369,947           6%          $18.42      01/31/2017
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            491,359      70%       $4,159,607          65%          $ 8.47
--------------------------------------------------------------------------------------------------------------------------------
Other Tenants                    Various          175,933      25%       $2,288,815          35%          $13.01       Various
Vacant Space                       NAP             34,929       5%       $        0           0%          $ 0.00         NAP
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            702,221     100%       $6,448,442         100%          $ 9.18
--------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents certain information relating to the lease rollover at the Logan Town Center Property:

                            LEASE ROLLOVER SCHEDULE

                             AVERAGE                                       % OF TOTAL       CUMULATIVE % OF
                 # OF     UNDERWRITTEN    % OF TOTAL                      UNDERWRITTEN     TOTAL UNDERWRITTEN
                LEASES    BASE RENT PER   SQUARE FEET   CUMULATIVE %       BASE RENTAL        BASE RENTAL
    YEAR        ROLLING    SF ROLLING       ROLLING     OF SF ROLLING   REVENUES ROLLING    REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------

   Vacant          1         $ 0.00           5%              5%               0%                  0%
    2008           0         $ 0.00           0%              5%               0%                  0%
    2009           0         $ 0.00           0%              5%               0%                  0%
    2010           0         $ 0.00           0%              5%               0%                  0%
    2011           3         $24.32           1%              6%               2%                  2%
    2012           2         $15.41           1%              7%               2%                  5%
    2013           1         $12.44           4%             11%               5%                 10%
    2014           0         $ 0.00           0%             11%               0%                 10%
    2015           0         $ 0.00           0%             11%               0%                 10%
    2016           6         $15.58           7%             18%              11%                 21%
    2017           6         $11.44          20%             37%              24%                 45%
2018 & Beyond      7         $ 7.99          63%            100%              55%                100%

     ESCROWS AND RESERVES. The Logan Town Center Borrower is required to escrow
1/12 of annual insurance premiums monthly (only in event of default or if borrower fails to maintain blanket insurance policy) and 1/12 of annual real estate taxes monthly. The Logan Town Center Borrower is not currently required to escrow insurance premiums because a blanket policy of insurance is in effect.
The amounts shown are the current monthly collections. The Logan Town Center
Borrower is required to deposit with the lender $9,094 monthly, commencing on
December 1, 2010, for annual capital expenditures.

     The Additional Tenant/Contractor Deposit escrow is held by Chicago Title
Insurance Company in the amount of $500,000 and the Dispute Payment Amount escrow is held by borrower's counsel. The amounts in such escrows are to be used to fund the payment of

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                                      T-40

certain outstanding tenant improvement allowances and construction invoices for work performed during previous property ownership and for any related expenses.
The remaining Dispute Payment Amount escrow balance as of December 13, 2007 is
$1,241,216.

     Several tenants are owed reimbursement for tenant improvements, late delivery charges and/or liquidated damages from the previous owner. These tenants are currently withholding rent and common area maintenance charges in order to off-set such amounts owed to them. Other unpaid costs (including construction liens, leasing commissions, repairs and maintenance, legal and management fees, and amounts due to miscellaneous venders) are also outstanding.
On the date that the Logan Town Center Loan was assumed by the Logan Town Center
Borrower, the previous owner deposited $4,639,785 with Joseph Meyers and
Associates, P.C., to be held in escrow for the benefit of the Logan Town Center
Borrower to settle certain disputed tenant and contractor claims. On the same date, the previous owner also deposited an additional $500,000 with the Chicago
Title Insurance Company, to be held in escrow for the benefit of the Logan Town
Center Borrower to settle additional disputed tenant and contractor claims that were unknown, or of an unknown amount, as of the closing date.

     LOCKBOX AND CASH MANAGEMENT. None.

     PROPERTY MANAGEMENT. The Logan Town Center Property is managed by AVR
Realty Company, LLC, which is an affiliate of the Logan Town Center Borrower and the Logan Town Center Loan's sponsor. The management agreement is subordinate to the Logan Town Center Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. An affiliate of the Logan
Town Center Borrower may obtain mezzanine financing, provided that, among other things, (i) no event of default is continuing, (ii) if the interest rate applicable to such mezzanine financing shall be a floating rate, the related borrower under the mezzanine financing shall have obtained and shall maintain an interest rate cap agreement, (iii) the aggregate DSCR shall be equal to or greater than 1.05x, (iv) the loan term (excluding any extension terms) of the mezzanine financing shall be co-terminous with or longer than the term of the
Logan Town Center Loan, (v) the lender with respect to the mezzanine financing shall have delivered to the holder of the Logan Town Center Loan an acceptable intercreditor agreement, and (vii) the Logan Town Center Borrower shall have delivered to the holder of the Logan Town Center Loan a rating agency confirmation of no downgrade, withdrawal or qualification of the ratings on the
REMIC certificates on account of the mezzanine financing.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Logan
Town Center Borrower may obtain financing for capital improvements, tenant improvements, or building equipment and leasing costs related solely to the
Logan Town Center Property so long as such indebtedness in the aggregate does not at any time exceed five percent (5%) of the outstanding principal balance of the Logan Town Center Loan. The Logan Town Center Borrower is also permitted to remain obligated to reimburse the obligations of Altoona City Authority, the lender under a loan in the original principal amount of $1,260,000 relating to the construction of a waterline at the Logan Town Center Property. The Logan
Town Center Borrower's reimbursement obligation is secured by a letter of credit.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Logan Town Center Loan and the
Logan Town Center Property is set forth on Appendix II to this prospectus supplement.

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This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-41

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 5 - TWO BUCKHEAD PLAZA
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                                      T-42

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                    MORTGAGE LOAN NO. 5 - TWO BUCKHEAD PLAZA
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                                      T-43

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 5 - TWO BUCKHEAD PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                MSMCH
ORIGINAL BALANCE:                    $52,000,000
CUT-OFF DATE BALANCE:                $52,000,000
SHADOW RATING (FITCH/S&P):           NAP
LOAN PURPOSE:                        Refinance
FIRST PAYMENT DATE:                  November 1, 2006
INTEREST RATE:                       6.425%
AMORTIZATION:                        Interest Only
ARD:                                 NAP
HYPERAMORTIZATION:                   NAP
MATURITY DATE:                       October 1, 2017
EXPECTED MATURITY BALANCE:           $52,000,000
SPONSOR:                             Stafford Development Company
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Locked out until the earlier of
                                     September 25, 2011 or two years
                                     after the REMIC "start-up" day,
                                     with U.S. Treasury defeasance or
                                     prepayment with the greater of 1%
                                     of unpaid principal balance or
                                     yield maintenance thereafter.
                                     Prepayable without a premium from
                                     and after April 1, 2017.
LOAN PER SF:                         $238.93
UP-FRONT RESERVES:                   RE Tax:         $57,508
                                     Insurance:      $10,700
                                     Rent Reserve:   $75,500
ONGOING RESERVES:                    RE Tax:         $14,377/month
                                     Insurance:      $2,675/month
                                     TI/LC:          Springing
LOCKBOX:                             Soft, Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Mixed Use
PROPERTY SUB-TYPE:                   Office/Retail
LOCATION:                            Atlanta, GA
YEAR BUILT/RENOVATED:                2006/NAP
PERCENT LEASED(1):                   96.2%
SQUARE FOOTAGE:                      217,639
THE COLLATERAL:                      Seven-story mixed use property
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Stafford Properties, Inc.
3RD MOST RECENT NOI (AS OF):         NAP
2ND MOST RECENT NOI (AS OF):         NAP
MOST RECENT NOI (AS OF):             NAP
U/W NET OP. INCOME:                  $4,741,600
U/W NET CASH FLOW:                   $4,469,796
U/W OCCUPANCY:                       95.0%
APPRAISED VALUE:                     $75,400,000
CUT-OFF DATE LTV:                    69.0%
MATURITY DATE LTV:                   69.0%
DSCR:                                1.32x
POST IO DSCR:                        NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated November 28, 2007.

THE TWO BUCKHEAD PLAZA LOAN

     THE LOAN. The fifth largest loan (the "Two Buckhead Plaza Loan") as evidenced by the Promissory Note (the "Two Buckhead Plaza Note") is secured by a first priority fee Deed to Secure Debt, Assignment of Leases and Rents and
Security Agreement (the "Two Buckhead Plaza Mortgage") encumbering the 217,639 square foot mixed use property known as Two Buckhead Plaza, located in Atlanta,
Georgia (the "Two Buckhead Plaza Property"). The Two Buckhead Plaza Loan was
originated on September 25, 2006 by or on behalf of Morgan Stanley Mortgage
Capital Holdings LLC.

     THE BORROWER. The borrower is Stafford Plaza, LLC, a Georgia limited liability company (the "Two Buckhead Plaza Borrower") that owns no material asset other than the Two Buckhead Plaza Property and related interests. The Two
Buckhead Plaza Borrower is owned by Stafford BP, LLC (42%), CGR Realty Investors
IV, LLC (29%), and Case, Pomeroy & Company (29%). Stafford Development Company
is the sponsor of the Two Buckhead Plaza Loan. Stafford Development Company is a
second-generation family business with seven

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                                      T-44

closely held businesses and operates in five industries: real estate, equipment sales and services, hospitality, food services and healthcare.

     THE PROPERTY. The Two Buckhead Plaza Property is located in Atlanta,
Georgia, at 3050 Peachtree Road. The Two Buckhead Plaza Property was originally constructed in 2006. It consists of a 217,639 square foot, seven-story mixed use property consisting of offices, retail and restaurants. The Two Buckhead Plaza
Property is situated on approximately 2.4 acres and includes 558 parking spaces.

     The following table presents certain information relating to the major tenants at the Two Buckhead Plaza Property:

                                                                          ANNUALIZED     % OF TOTAL     ANNUALIZED
                                                                         UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                               CREDIT RATING        TENANT                 BASE RENT    UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME           FITCH/MOODY'S/S&P)(1)    NRSF    % OF NRSF        ($)         BASE RENT    ($ PER NRSF)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

Morgan Keegan & Co, Inc.          --/--/AA-         53,926       25%      $1,164,989         25%          $21.60      09/30/2016
Regions Bank Office(2)            A+/Aa3/A+         20,586        9%      $  501,156         11%          $24.34      01/31/2017
Design Place Atlanta, LLC          --/--/--         17,969        8%      $  466,708         10%          $25.97      05/31/2017
Seasons 52                         --/--/--          9,281        4%      $  332,273          7%          $35.80      09/30/2016
Ben Carter                         --/--/--         13,916        6%      $  278,527          6%          $20.01      02/29/2012
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             115,678       53%      $2,743,653         58%          $23.72
--------------------------------------------------------------------------------------------------------------------------------
Other Tenants                       Various         93,667       43%      $1,990,326         42%          $21.25        Various
Vacant Space                          NAP            8,294        4%      $        0          0%          $ 0.00          NAP
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             217,639      100%      $4,733,979        100%          $22.61
--------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Includes 3,274 SF of a retail branch at $39.21 PSF expiring on September
     30, 2016.

     The following table presents certain information relating to the lease rollover at the Two Buckhead Plaza Property:

                             LEASE ROLLOVER SCHEDULE

                                 AVERAGE                                       % OF TOTAL        CUMULATIVE % OF
                               UNDERWRITTEN   % OF TOTAL                      UNDERWRITTEN     TOTAL UNDERWRITTEN
                # OF LEASES   BASE RENT PER   SQUARE FEET    CUMULATIVE %      BASE RENTAL         BASE RENTAL
     YEAR         ROLLING       SF ROLLING      ROLLING     OF SF ROLLING   REVENUES ROLLING    REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------

    Vacant            2          $ 0.00            4%              4%               0%                  0%
     2008             0          $ 0.00            0%              4%               0%                  0%
     2009             1          $15.00            0%              4%               0%                  0%
     2010             1          $30.00            1%              5%               1%                  1%
     2011             9          $22.07           16%             20%              16%                 17%
     2012            12          $19.81           19%             39%              17%                 34%
     2013             1          $18.50            1%             40%               1%                 35%
     2014             8          $17.25           10%             50%               8%                 43%
     2015             0          $ 0.00            0%             50%               0%                 43%
     2016             7          $24.89           33%             82%              37%                 80%
     2017             4          $24.76           18%            100%              20%                100%
2018 & Beyond         0          $ 0.00            0%            100%               0%                100%

     ESCROWS AND RESERVES. On the closing date, the Two Buckhead Plaza Borrower deposited with the lender $57,508 as tax funds and $10,700 as insurance funds.
The Two Buckhead Plaza Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown above are the current monthly collections.

     In the event that a Cash Sweep Period (as defined below) is in effect, the
Two Buckhead Plaza Borrower is required to deposit with the lender rollover funds monthly in an amount equal to the greater of (i) $9,053 or (ii) all excess cash flow, to be used for tenant improvements and leasing commissions, up to a rollover reserve cap ($400,000, if the DSCR equals or exceeds 1.00x, or
$100,000, if the DSCR is less than 1.00x) on deposit at any time. If the Trigger
Event (as defined below) occurs during the last two years of the loan term, there will be no rollover reserve cap. "Cash Sweep Period" means any period beginning upon the occurrence of a Trigger Event and ending upon the occurrence, if any, of a Termination Event (lender's determination that the Two Buckhead
Plaza Property has achieved a DSCR of 1.20x). "Trigger Event" means the occurrence of either or both of the following events: (i) if, after the expiration of the holdback period, the DSCR at any time falls below 1.10x, as determined by lender or (ii) if, at any time during the last two years of the term of the Two Buckhead Plaza Loan, tenants aggregating more than 25% of the rent at the Two Buckhead Plaza Property have given notice that

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material.
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                                      T-45

they will not renew their leases upon their expiration (and the space rented to any such tenant has not, within 30 days after such expiration date, been relet to a replacement tenant acceptable to lender pursuant to a replacement lease acceptable to lender) or, to the extent that there is no lease renewal notification date specified in any such leases, such leases are scheduled to expire prior to the maturity date. In the event that the Two Buckhead Borrower receives a lease termination fee from any tenant, it must deposit such fee with the lender as a reserve to be utilized for tenant improvements and leasing commissions.

     On the closing date, the Two Buckhead Plaza Borrower deposited with the lender $75,500 into a rent reserve fund in connection with the free rent periods provided for under two certain leases. Provided no event of default has occurred and is continuing, lender shall, after May 1, 2008, disburse to the Two Buckhead
Plaza Borrower any amount remaining in the rent reserve fund upon delivery of tenant estoppel certificates stating that such tenants are in occupancy, open for business, and paying full contractual rent under the leases.

     LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the
Two Buckhead Plaza Loan that will spring hard upon the occurrence of certain
Trigger Events. See Escrows and Reserves for further detail.

     PROPERTY MANAGEMENT. The Two Buckhead Plaza Property is managed by Stafford
Properties, Inc., which is a wholly owned subsidiary of Stafford Development
Company. The management agreement is subordinate to the Two Buckhead Plaza Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Two Buckhead Plaza Loan and the Two Buckhead Plaza Property is set forth on Appendix II to this prospectus supplement.

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-46

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                                      T-47

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                  MORTGAGE LOAN NO. 6 - CROSSROADS TOWN CENTER
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

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material.
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                                      T-48

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                  MORTGAGE LOAN NO. 6 - CROSSROADS TOWN CENTER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

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material.
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                                      T-49

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                  MORTGAGE LOAN NO. 6 - CROSSROADS TOWN CENTER
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                                  [MAP OMITTED]

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                                      T-50

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 6 - CROSSROADS TOWN CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                MSMCH
ORIGINAL BALANCE:                    $52,000,000
CUT-OFF DATE BALANCE:                $52,000,000
SHADOW RATING (FITCH/S&P):           NAP
LOAN PURPOSE:                        Acquisition
FIRST PAYMENT DATE:                  January 8, 2008
INTEREST RATE:                       5.930%
AMORTIZATION:                        Interest only through December 8,
                                     2009. Principal and interest payments of
                                     $309,429.91 beginning January 8, 2010
                                     through the maturity date.
ARD:                                 December 8, 2017
HYPERAMORTIZATION:                   After the ARD, the interest rate
                                     steps up to the greater of (i)
                                     5.93% and (ii) the Treasury Rate
                                     plus 5.0%.
MATURITY DATE:                       December 8, 2037
EXPECTED MATURITY BALANCE:           $46,092,028
SPONSOR:                             Eagle Group, LLC
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Locked out until the earlier of
                                     November 20, 2010 or two years
                                     after the REMIC "start-up" day,
                                     with U.S. Treasury defeasance
                                     thereafter. Prepayable without a
                                     premium from and after August 8,
                                     2017.
LOAN PER SF:                         $349.44
UP-FRONT RESERVES:                   RE Tax:                     $96,011
                                     TI/LC (Outstanding Cost):   $1,255,203
                                     TI/LC (Future Costs):       $600,000
                                     Rent Holdback:              $338,606
ONGOING RESERVES:                    RE Tax:                     $32,004/month
                                     Insurance:                  Springing
                                     Cap Ex:                     Springing
                                     TI/LC:                      Springing
LOCKBOX:                             Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Retail
PROPERTY SUB-TYPE:                   Anchored
LOCATION:                            Las Vegas, NV
YEAR BUILT/RENOVATED:                2007/NAP
PERCENT LEASED(1):                   95.9%
SQUARE FOOTAGE:                      148,808
THE COLLATERAL:                      Nine-building community retail center
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Eagle RPM Corp.
3RD MOST RECENT NOI (AS OF):         NAP
2ND MOST RECENT NOI (AS OF):         NAP
MOST RECENT NOI (AS OF):             NAP
U/W NET OP. INCOME:                  $4,648,432
U/W NET CASH FLOW:                   $4,389,470
U/W OCCUPANCY:                       93.5%
APPRAISED VALUE:                     $69,600,000
CUT-OFF DATE LTV:                    74.7%
MATURITY DATE LTV:                   66.2%
DSCR:                                1.40x
POST IO DSCR:                        1.18x
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated November 19, 2007.

THE CROSSROADS TOWN CENTER LOAN

     THE LOAN. The sixth largest loan (the "Crossroads Town Center Loan") as evidenced by the Promissory Note (the "Crossroads Town Center Note") is secured by a first priority fee Deed of Trust and Security Agreement (the "Crossroads
Town Center Mortgage") encumbering the 148,808 square foot community retail center known as Crossroads Town Center, located in Las Vegas, Nevada (the
"Crossroads Town Center Property"). The Crossroads Town Center Loan was
originated on November 20, 2007 by or on behalf of Morgan Stanley Mortgage
Capital Holdings LLC.

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Please refer to important information and qualifications at the end of this
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                                      T-51

     THE BORROWER. The borrower is Eagle Crossroads Center, LLC, a Delaware limited liability company (the "Crossroads Town Center Borrower") that owns no material asset other than the Crossroads Town Center Property and related interests. The Crossroads Town Center Borrower is a owned by Hillcrest Eagle,
LLC (6.95%) and 150 limited investors, none of whom owns more than 7%. Hillcrest
Eagle, LLC is a wholly-owned, direct subsidiary of The Eagle Group, the sponsor of the Crossroads Town Center Loan. The Eagle Group is a fully-integrated real estate company that owns, leases and operates its own portfolio. The principals of The Eagle Group are Scott Silver and Brian Good, who each have 50% control of the managing member.

     THE PROPERTY. The Crossroads Town Center Property is located in Las Vegas,
Nevada, at 6436-6592 North Decatur Boulevard. The Crossroads Town Center
Property was originally constructed in 2007. It consists of a 148,808 square foot, nine-building retail center. The Crossroads Town Center Property is situated on approximately 16.3 acres and includes 914 parking spaces. The
Crossroads Town Center Property is anchored by Bed, Bath & Beyond and shadow-anchored by a Wal-Mart SuperCenter.

     The following table presents certain information relating to the major tenants at the Crossroads Town Center Property:

                                                                                             % OF TOTAL    ANNUALIZED
                                                                               ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                  CREDIT RATING                               UNDERWRITTEN  UNDERWRITTEN    BASE RENT      LEASE
       TENANT NAME           (FITCH/MOODY'S/S&P)(1)  TENANT NRSF  % OF NRSF  BASE RENT ($)    BASE RENT   ($ PER NRSF)  EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Bed, Bath & Beyond                  --/--/BBB           29,982        20%      $  326,804         7%         $10.90     04/30/2017
L.P. Doyle, Inc. (Euphoria)         --/--/--             7,000         5%      $  316,750         7%         $45.25     06/30/2014
Euphoria Institute                  --/--/--            12,067         8%      $  289,608         6%         $24.00     07/31/2014
Bank of America                    AA/Aa1/AA+            5,167         3%      $  266,016         6%         $51.48     09/30/2027
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                  54,216        36%      $1,199,178        25%         $22.12
----------------------------------------------------------------------------------------------------------------------------------
Other Tenants                        Various            88,521        59%      $3,583,063        75%         $40.48       Various
Vacant Space                           NAP               6,071         4%      $     0.00         0%         $ 0.00         NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                 148,808       100%      $4,782,241       100%         $32.14
----------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents certain information relating to the lease rollover at the Crossroads Town Center Property:

                             LEASE ROLLOVER SCHEDULE

                                 AVERAGE                                       % OF TOTAL       CUMULATIVE % OF
                               UNDERWRITTEN    % OF TOTAL                     UNDERWRITTEN     TOTAL UNDERWRITTEN
                # OF LEASES   BASE RENT PER   SQUARE FEET    CUMULATIVE %      BASE RENTAL        BASE RENTAL
     YEAR         ROLLING       SF ROLLING      ROLLING     OF SF ROLLING   REVENUES ROLLING    REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------

    Vacant            4           $ 0.00           4%             4%                0%                  0%
     2008             0           $ 0.00           0%             4%                0%                  0%
     2009             0           $ 0.00           0%             4%                0%                  0%
     2010             0           $ 0.00           0%             4%                0%                  0%
     2011             0           $ 0.00           0%             4%                0%                  0%
     2012            18           $39.02          27%            31%               32%                 32%
     2013             4           $41.28           5%            36%                7%                 39%
     2014             4           $33.30          15%            51%               16%                 55%
     2015             1           $42.00           1%            52%                1%                 56%
     2016             0           $ 0.00           0%            52%                0%                 56%
     2017            12           $26.83          41%            93%               35%                 91%
2018 & Beyond         2           $46.05           7%           100%                9%                100%

     ESCROWS AND RESERVES. The Crossroads Town Center Borrower is required to escrow 1/12 of annual real estate taxes monthly. The amounts shown are the current monthly collections. Following an event of default or if any insurance premiums are not paid when due, the Crossroads Town Center Borrower is required to deposit 1/12 of the insurance premiums monthly. Following an event of default, the Crossroads Town Center Borrower is required to deposit with the lender $1,857 monthly (or such lesser amount to bring the balance in the capital expenditure funds to $44,000) for annual capital expenditures approved by the lender, if the balance of funds in the capital expenditure funds reserve is less than $44,000 on the applicable monthly payment date. In the event that the
Crossroads Town Center Borrower receives a lease termination fee from any tenant, the Crossroads Town Center Borrower shall promptly deposit such fee with the lender to be utilized for tenant improvements and leasing commissions.

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-52

     On the closing date, the Crossroads Town Center Borrower deposited with the lender $1,255,203 for tenant improvements and leasing commissions owed as of the date of the Crossroads Town Center Loan and $600,000 for future tenant improvements and leasing commissions. The Crossroads Town Center Borrower also deposited $338,606 with respect to tenants who were not open for business and paying rent as of the date of the Crossroads Town Center Loan. Further, the
Crossroads Town Center Borrower made initial deposits of tax funds. If the balance of the future tenant improvements/leasing commissions deposit falls below $600,000 (or, if a letter of credit has been posted, $500,000), the
Crossroads Town Center Borrower is required to deposit $19,675 monthly for tenant improvements and leasing commissions.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox will be established upon the occurrence of any of the following events: (i) a drop in the net cash flow from the property resulting in DSCR below 1.00x on an interest only basis, (ii) a material event of default, or (iii) the loan is not paid off in full on December
8, 2017.

     PROPERTY MANAGEMENT. The Crossroads Town Center Property is managed by
Eagle RPM Corp., which is an affiliate of the Crossroads Town Center Borrower.
The management agreement is subordinate to the Crossroads Town Center Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The beneficial owners of the
Crossroads Town Center Borrower may obtain mezzanine financing, provided that:
(i) no event of default has occurred and is continuing, (ii) the lender and mezzanine lenders have entered into an intercreditor agreement reasonably acceptable to lender, (iii) the aggregate LTV immediately following the closing of the mezzanine loan shall be no greater than 80% based on the appraised value of the Crossroads Town Center Property, and (iv) the combined DSCR immediately following the closing of the permitted mezzanine debt is not less than 1.20x.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. The Crossroads Town Center Borrower may obtain the release of individual parcels through a partial defeasance, provided that certain conditions are met, including: (i) no event of default shall have occurred and be continuing, (ii) the principal amount of the note to be defeased is equal to 120% of the allocated amount for the release parcel, (iii) the DSCR following the release is no less than the greater of (A) 1.10x, or (B) the DSCR immediately prior to the partial release, and (iv) the LTV ratio following the release is no greater than the lesser of (A) 80% or (B) the LTV ratio immediately prior to the partial release.

     Certain additional information regarding the Crossroads Town Center Loan and the Crossroads Town Center Property is set forth on Appendix II to this prospectus supplement.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-53

--------------------------------------------------------------------------------
                         MORTGAGE LOAN NO. 7 - TOWER 17
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-54

--------------------------------------------------------------------------------
                         MORTGAGE LOAN NO. 7 - TOWER 17
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-55

--------------------------------------------------------------------------------
                         MORTGAGE LOAN NO. 7 - TOWER 17
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                NCCI
ORIGINAL BALANCE(1):                 $38,300,000
CUT-OFF DATE BALANCE(1):             $38,300,000
SHADOW RATING (FITCH/S&P):           NAP
LOAN PURPOSE:                        Acquisition
FIRST PAYMENT DATE:                  August 11, 2007
INTEREST RATE:                       6.000%
AMORTIZATION:                        Interest Only
ARD:                                 NAP
HYPERAMORTIZATION:                   NAP
MATURITY DATE(1):                    July 11, 2012
EXPECTED MATURITY BALANCE(1):        $38,300,000
SPONSOR:                             Rockwood VII REIT, Inc.
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Prepayment is permitted with a premium of
                                     the greater of 1% of unpaid principal
                                     balance or Yield Maintenance. Prepayable
                                     without a premium from and after January
                                     11, 2012.
LOAN PER SF:                         $165.37
UP-FRONT RESERVES:                   RE Tax:                 $287,796
                                     Insurance:              $62,800
                                     TI/LC:                  $1,750,000
                                     Debt Service Reserve:   $800,000
ONGOING RESERVES:                    RE Tax:                 $71,949/month
                                     Insurance:              $5,708/month
                                     Cap Ex:                 Springing
LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Suburban
LOCATION:                            Irvine, CA
YEAR BUILT/RENOVATED:                1987/2006
PERCENT LEASED(2):                   71.6%
SQUARE FOOTAGE:                      231,598
THE COLLATERAL:                      17-story Class A office tower
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 The Muller Company
3RD MOST RECENT NOI (AS OF):         $4,031,426   (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):         $4,185,135   (TTM 12/31/2005)
MOST RECENT NOI (AS OF):             $3,012,312   (TTM 12/31/2006)
U/W NET OP. INCOME:                  $6,190,875
U/W NET CASH FLOW:                   $5,913,525
U/W OCCUPANCY:                       92.0%
APPRAISED VALUE:                     $107,500,000
CUT-OFF DATE LTV(1):                 35.6%
MATURITY DATE LTV(1):                35.6%
DSCR(1) (3):                         2.54x
POST IO DSCR:                        NAP
--------------------------------------------------------------------------------

(1)  The subject $38,300,000 loan represents an approximate 48.6% senior interest in a $78,750,000 loan. All LTV, DSCR and Loan per SF numbers in this table are based on the $38,300,000 senior financing.

(2)  Percent Leased is based on the rent roll dated November 12, 2007.

(3)  The DSCR based on as-is cash flows and an interest only basis is 1.27x for the subject loan.

THE TOWER 17 LOAN

     THE LOAN. The seventh largest loan (the "Tower 17 Loan") as evidenced by the Promissory Note (the "Tower 17 Note") is secured by a first priority fee
Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture
Filing (the "Tower 17 Mortgage") encumbering the 231,598 square foot, 17-story,
Class A office building known as Tower 17, located in Irvine, California (the
"Tower 17 Property"). The Tower 17 Loan was originated on June 29, 2007 by or on behalf of Nomura Credit & Capital Inc.

     THE BORROWER. The borrower is Mullrock Tower 17 Fee, LLC, a Delaware limited liability company (the "Tower 17 Borrower") that owns no material asset other than the Tower 17 Property and related interests. The Tower 17 Borrower is
100% owned by Mullrock 4, LLC, which is 95% owned by Mullrock 4 REIT Sub, LLC and 5% owned by Muller-Rock 4, LLC. Mullrock 4 REIT Sub, LLC is 100% owned by
Rockwood VII REIT, Inc., the sponsor of the Tower 17 Loan. The Tower 17 Borrower is a joint venture between entities ultimately owned by Rockwood Capital and The
Muller Company. Rockwood Capital is a private real estate investment company that currently

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-56

manages more than $2.7 billion of equity commitments and has invested in all types of real estate including urban and suburban office, research and development, biotech, data center, neighborhood and regional retail, urban and suburban hotel, apartment, condominium, resort and single family properties. The Muller Company is a full-service real estate development, management and investment company that has acquired and managed over 12 million square feet of office, industrial and retail real estate throughout the Western
U.S., valued at over $2.5 billion.

     THE PROPERTY. The Tower 17 Property is located in Irvine, California, at
18881 Von Karman Avenue. The Tower 17 Property is located at the corner of Von
Karman Avenue and Martin Street and near the John Wayne Airport, in Irvine,
California. The Tower 17 Property was originally constructed in 1987 and renovated in 2006. It consists of a 17-story, 231,598 square foot, Class A office building. The property is a circular designed building constructed to the highest quality institutional standard that features white Georgia marble and silver reflective glass with highly polished stainless steel accents. The property features amenities such as a courtyard area popular for meetings and lunches. The building won the Building Owner's and Managers Association (BOMA)
award in 1996. The improvements are situated on a 2.86 acre parcel and include
973 parking spaces.

     The following table presents certain information relating to the major tenants at the Tower 17 Property:

                                                                                           % OF TOTAL    ANNUALIZED
                                                                            ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                                     CREDIT RATING      TENANT              UNDERWRITTEN  UNDERWRITTEN   BASE RENT       LEASE
           TENANT NAME            (FITCH/MOODY'S/S&P)    NRSF   % OF NRSF  BASE RENT ($)   BASE RENT    ($ PER NRSF)  EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

Yellow Book Sales 8 Distribution        --/--/--        23,874      10%      $  579,614        13%         $24.28     Various(1)
GSA/Trans Safety Board                  --/--/--        13,866       6%      $  530,496        12%         $38.26     09/02/2009
Sperry Van Ness                         --/--/--        15,568       7%      $  364,751         8%         $23.43     01/31/2011
Aleshire & Wynder                       --/--/--         8,645       4%      $  299,872         7%         $34.69     12/31/2012
Comppartners, Inc.                      --/--/--        11,468       5%      $  290,344         6%         $25.32     09/30/2008
Ascendiant Capita                       --/--/--         8,998       4%      $  236,676         5%         $26.30     08/31/2009
Lee Bazzo & Nishi                       --/--/--         7,254       3%      $  188,206         4%         $25.95     01/31/2008
TOTAL/WEIGHTED AVERAGE                                  89,673      39%      $2,489,959        55%         $27.77

Other Tenants                           Various         76,052      33%      $2,055,029        45%         $27.02       Various
Vacant Space                              NAP           65,873      28%      $        0         0%         $ 0.00         NAP
TOTAL/WEIGHTED AVERAGE                                 231,598     100%      $4,544,988       100%         $27.42

(1)  For Yellow Book Sales 8 Distribution, 13,866 square feet expires on March
     31, 2009 and 10,008 square feet expires on November 30, 2011.

     The following table presents certain information relating to the lease rollover at the Tower 17 Property:

                             LEASE ROLLOVER SCHEDULE

                               AVERAGE                                 % OF TOTAL       CUMULATIVE % OF
                             UNDERWRITTEN  % OF TOTAL   CUMULATIVE    UNDERWRITTEN    TOTAL UNDERWRITTEN
               # OF LEASES  BASE RENT PER  SQUARE FEET   % OF SF      BASE RENTAL         BASE RENTAL
    YEAR         ROLLING      SF ROLLING     ROLLING     ROLLING    REVENUES ROLLING   REVENUES ROLLING
--------------------------------------------------------------------------------------------------------

   Vacant          13           $ 0.00          28%        28%              0%                 0%
    2008           13           $26.36          20%        48%             27%                27%
    2009            9           $28.35          24%        72%             34%                61%
    2010            2           $31.84           2%        74%              4%                65%
    2011            9           $25.42          21%        95%             27%                92%
    2012            2           $34.11           5%       100%              8%               100%
    2013            0           $ 0.00           0%       100%              0%               100%
    2014            0           $ 0.00           0%       100%              0%               100%
    2015            0           $ 0.00           0%       100%              0%               100%
    2016            0           $ 0.00           0%       100%              0%               100%
    2017            0           $ 0.00           0%       100%              0%               100%
2018 & Beyond       0           $ 0.00           0%       100%              0%               100%

     ESCROWS AND RESERVES. The Tower 17 Borrower is required to escrow 1/12 of annual real estate taxes and 1/12 of annual insurance premiums monthly. The amounts shown are the current monthly collections. At loan closing, the Tower 17
Borrower deposited $1,750,000 into an escrow account for tenant improvements and leasing commissions, $800,000 into an escrow account as an Debt Service Reserve, and initial deposits for tax and insurance. Funds shall be applied toward the monthly debt service payment based on the following "Release Conditions": (i) no event of default and (ii) no more than one application per month in an amount not to exceed $70,000.

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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-57

Once the Underwritten Net Cashflow supports a 1.10x DSCR based on the actual loan constant (exclusive of the Debt Service Reserve) for two consecutive quarters, any remaining funds in the Debt Service Reserve will be released to the Tower 17 Borrower. Upon the occurrence and continuation of an event of default, the Tower 17 Borrower shall escrow 1/12 of $0.20 per square foot of gross leasable square footage of the Tower 17 Property for replacements and repairs.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Tower 17 Loan.

     PROPERTY MANAGEMENT. The Tower 17 Property is managed by The Muller
Company, which is an affiliate of the Tower 17 Borrower and the Tower 17 Loan
Sponsor. The management agreement is subordinate to the Tower 17 Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Tower 17
Loan is senior to a $10,000,000 B-1 Note, $10,000,000 B-2 Note, and $20,450,000
B-3 Note. The B-1 Note may spring to pari passu to the Tower 17 Note if the mortgaged property supports a 1.15x DSCR on the combined A-Note and B-1 Note loan balance, based on a 30 year amortization basis based on net operating income for the trailing 12 months. The Tower 17 Note, B-1 Note, B-2 Note, and
B-3 Note are governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement. The DSCR based on as-is cash flows and a 30-year amortization is 1.07x for the subject loan.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Tower 17 Loan and the Tower 17
Property is set forth on Appendix II to this prospectus supplement.

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Please refer to important information and qualifications at the end of this material.
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                                      T-58

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                                      T-59

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 8 - COMFORT INN & SUITES - SEA WORLD
--------------------------------------------------------------------------------

                                [PHOTO OMITTED]

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material.
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                                      T-60

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             MORTGAGE LOAN NO. 8 - COMFORT INN & SUITES - SEA WORLD
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                                  [MAP OMITTED]

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material.
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                                      T-61

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 8 - COMFORT INN & SUITES - SEA WORLD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Loan Information
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                NCCI
ORIGINAL BALANCE:                    $30,000,000
CUT-OFF DATE BALANCE:                $30,000,000
SHADOW RATING (FITCH/S&P):           NAP
LOAN PURPOSE:                        Refinance
FIRST PAYMENT DATE:                  September 11, 2007
INTEREST RATE:                       6.550%
AMORTIZATION:                        Interest only through August 11, 2010.
                                     Principal and interest payments of
                                     $190,607.96 beginning September 11, 2010
                                     through the maturity date.
ARD:                                 NAP
HYPERAMORTIZATION:                   NAP
MATURITY DATE:                       August 11, 2017
EXPECTED MATURITY BALANCE:           $27,429,806
SPONSOR:                             Somahari I, LLC
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Locked out until the earlier of July 12,
                                     2010 or two years after the REMIC
                                     "start-up" day, with U.S. Treasury
                                     defeasance thereafter. Prepayable without a
                                     premium from and after May 11, 2017.
LOAN PER ROOM:                       $138,888.89
UP-FRONT RESERVES:                   RE Tax:                 $55,000
                                     Deferred Maintenance:   $1,563
ONGOING RESERVES:                    RE Tax:                 Springing
                                     Insurance:              Springing
                                     FF&E(1):                4% of annual gross
                                                             revenue per month
Lockbox:                             Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Property Information
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Hospitality
PROPERTY SUB-TYPE:                   Limited Service
LOCATION:                            San Diego, CA
YEAR BUILT/RENOVATED:                1968/2007
PERCENT OCCUPIED(2):                 79.6%
ROOMS:                               216
THE COLLATERAL:                      216-room, limited service hotel
OWNERSHIP INTEREST:                  Leasehold
PROPERTY MANAGEMENT:                 Tarsadia Hotels
3RD MOST RECENT NOI (AS OF):         $2,300,000    (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):         $2,848,000    (TTM 12/31/2006)
MOST RECENT NOI (AS OF):             $2,904,000    (TTM 05/31/2007)
U/W NET OP. INCOME:                  $3,097,837
U/W NET CASH FLOW:                   $2,827,278
U/W OCCUPANCY:                       81.3%
APPRAISED VALUE:                     $40,200,000
CUT-OFF DATE LTV:                    74.6%
MATURITY DATE LTV:                   68.2%
DSCR:                                1.42x
POST IO DSCR:                        1.24x
--------------------------------------------------------------------------------

(1)  The borrower is not required to make monthly deposits, so long as the balance of the FF&E Reserve equals or exceeds $300,000, and so long as no event of default or lockbox trigger event exists (any event of default or the DSCR falls below 1.05x on an amortized basis in any period of January 1 through June 30, or July 1 through December 31, in a calendar year).

(2)  Percent Leased is based on the STR report dated September 30, 2007.

THE COMFORT INN & SUITES - SEA WORLD LOAN

     THE LOAN. The eighth largest loan (the "Comfort Inn & Suites - Sea World
Loan") as evidenced by the Promissory Note (the "Comfort Inn & Suites - Sea
World Note") is secured by a first priority Leasehold Deed of Trust, Security
Agreement and Assignment of Leases and Rents and Fixture Filing (the "Comfort
Inn & Suites - Sea World Mortgage") encumbering the 216-room hotel known as
Comfort Inn & Suites - Sea World, located in San Diego, California (the "Comfort
Inn & Suites - Sea World Property"). The Comfort Inn & Suites - Sea World Loan
was originated on July 12, 2007 by or on behalf of Nomura Credit & Capital, Inc.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-62

     THE BORROWER. The borrower is Somahari I, LLC, a Delaware limited liability company (the "Comfort Inn & Suites - Sea World Borrower") that owns no material asset other than the Comfort Inn & Suites - Sea World Property and related interests. Comfort Inn & Suites - Sea World is operated by Tarsadia Hotels, an affiliate of the Comfort Inn & Suites - Sea World Borrower, an Orange County, CA
based hospitality investment firm whose principals own and operate approximately
20 hotels primarily in California, Arizona, and Nevada.

     THE PROPERTY. The Comfort Inn & Suites - Sea World Property is located in
San Diego, California, at 2201 Hotel Circle South. The Comfort Inn & Suites -
Sea World Property was originally constructed in 1968 and renovated in 2007. It consists of a 216-room, limited service hotel. Hotel amenities include an outdoor pool, whirlpool, kid's pool, barbeque area, breakfast dining area, and guest laundry room. The property is located in Hotel Circle within the greater
San Diego market, which is one of San Diego's most established and currently top performing submarkets. The property is located within close proximity to San
Diego's leading demand generators including Qualcomm Stadium, Old Town San
Diego, the San Diego Zoo, SeaWorld San Diego and the Gaslamp District.

             SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)

             COMPETITIVE SET           SUBJECT PROPERTY             PENETRATION FACTOR
       -----------------------------------------------------------------------------------
       PERCENT                      PERCENT                      PERCENT
YEAR    LEASED     ADR     REVPAR    LEASED     ADR     REVPAR    LEASED     ADR    REVPAR
------------------------------------------------------------------------------------------

2005    72.4%    $102.92   $74.49    76.4%    $ 97.88   $74.76    105.5%    95.1%   100.4%
2006    76.9%    $106.68   $82.02    78.7%    $107.04   $84.20    102.3%   100.3%   102.7%
2007    78.6%    $113.66   $89.39    79.6%    $111.57   $88.80    101.3%    98.2%    99.3%

(1)  The above table is based on the STR report dated September 30, 2007.

     ESCROWS AND RESERVES. The Comfort Inn & Suites - Sea World Property
Borrower shall be required to escrow 1/12 of estimated annual real estate taxes and 1/12 of estimated annual insurance premiums upon the occurrence and continuance of a trigger event, defined as (a) any monetary event of default, or
(b) the property cashflows fall below a 1.05x DSCR on an amortized basis in any period of January 1 through June 30, or July 1 through December 31, or (c) the
Comfort Inn & Suites - Sea World Borrower fails to maintain the blanket insurance policy or to provide proof of timely payment of taxes. The Comfort Inn
& Suites - Sea World Borrower is also required to deposit with the lender a furniture, fixtures, and equipment replacement reserve (the "FF&E Reserve") in the amount of 4% of gross revenue per month. So long as the balance of the FF&E
Reserve equals or exceeds $300,000 and so long as no event of default or lockbox trigger event exists (any event of default or the DSCR falls below 1.05x on an amortized basis in any period of January 1 through June 30, or July 1 through
December 31, in a calendar year), the borrower is not required to make monthly deposits. At closing, the Comfort & Inn Suites - Sea World Borrower deposited
$1,563 for deferred maintenance and $55,000 for taxes.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox will be established upon the occurrence of any of the following events: (a) any monetary event of default, or
(b) the property cashflows fall below a 1.05x DSCR on an amortized basis in any period of January 1 through June 30, or July 1 through December 31. The lockbox will be in place until the earlier of (i) the Comfort Inn & Suites - Sea World
Loan has been paid in full, (ii) six months after the event of default has been cured by the Comfort Inn & Suites - Sea World Borrower and (iii) the related lender waives the event of default.

     PROPERTY MANAGEMENT. The Comfort Inn & Suites - Sea World Property is
managed by Tarsadia Hotels, which is an affiliate of the Comfort Inn & Suites -
Sea World Borrower and the Comfort Inn & Suites - Sea World Property's operator.
The management agreement is subordinate to the Comfort Inn & Suites - Sea World
Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The Comfort Inn & Suites -
Sea World Borrower may incur future mezzanine indebtedness subject to certain conditions, but not limited to: (i) no event of default exists, (ii) combined
LTV of not more than 75%, (iii) combined DSCR of 1.20x or more and (iv)
execution and delivery of an intercreditor agreement.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Comfort Inn & Suites - Sea
World Loan and the Comfort Inn & Suites - Sea World Property is set forth on
Appendix II to this prospectus supplement.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-63

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 9 - MARKET SQUARE SHOPPING CENTER
--------------------------------------------------------------------------------

                                [PHOTO OMITTED]

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Please refer to important information and qualifications at the end of this material.
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                                      T-64

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               MORTGAGE LOAN NO. 9 - MARKET SQUARE SHOPPING CENTER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

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Please refer to important information and qualifications at the end of this material.
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                                      T-65

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 9 - MARKET SQUARE SHOPPING CENTER
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

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Please refer to important information and qualifications at the end of this material.
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                                      T-66

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 9 - MARKET SQUARE SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                MSMCH
ORIGINAL BALANCE:                    $24,300,000
CUT-OFF DATE BALANCE:                $24,300,000
SHADOW RATING (FITCH/S&P):           NAP
LOAN PURPOSE:                        Refinance
FIRST PAYMENT DATE:                  November 8, 2007
INTEREST RATE:                       6.010%
AMORTIZATION:                        Interest only through October 8, 2012.
                                     Principal and interest payments of
                                     $145,847.04 beginning November 8, 2012
                                     through the maturity date.
ARD:                                 NAP
HYPERAMORTIZATION:                   NAP
MATURITY DATE:                       October 8, 2017
EXPECTED MATURITY BALANCE:           $22,765,633
SPONSORS:                            C.R. Bailey, Jr., Marvin Oursler, and
                                     George Stewart
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Locked out until the earlier of October 1,
                                     2011 or two years after the REMIC
                                     "start-up" day, with U.S. Treasury
                                     defeasance or prepayment with the greater
                                     of 1% of unpaid principal balance or yield
                                     maintenance premium thereafter.
                                     Prepayable without a premium from
                                     and after July 8, 2017.
LOAN PER SF:                         $212.58
UP-FRONT RESERVES:                   RE Tax:             $28,694
                                     Insurance:          $17,087
                                     Hot Licks TI:       $61,415
                                     Verizon TI:         $26,158
ONGOING RESERVES:                    RE Tax:             $14,347/month
                                     Insurance:          $2,441/month
                                     Cap Ex:             Springing
                                     TI/LC:              Springing
LOCKBOX:                             Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Retail
PROPERTY SUB-TYPE:                   Anchored
LOCATION:                            Prince Frederick, MD
YEAR BUILT/RENOVATED:                2007/NAP
PERCENT LEASED(1):                   100.0%
SQUARE FOOTAGE:                      114,311
THE COLLATERAL:                      Eight-building regional shopping center
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Marrick Properties, Inc.
3RD MOST RECENT NOI (AS OF):         NAP
2ND MOST RECENT NOI (AS OF):         NAP
MOST RECENT NOI (AS OF):             $1,688,512 (T-8 08/31/2007 Annualized)
U/W NET OP. INCOME:                  $2,063,115
U/W NET CASH FLOW:                   $1,952,020
U/W OCCUPANCY:                       95.0%
APPRAISED VALUE:                     $31,500,000
CUT-OFF DATE LTV:                    77.1%
MATURITY DATE LTV:                   72.3%
DSCR:                                1.32x
POST IO DSCR:                        1.12x
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated August 1, 2007.

THE MARKET SQUARE SHOPPING CENTER LOAN

     THE LOAN. The ninth largest loan (the "Market Square Shopping Center Loan")
as evidenced by the Promissory Note (the "Market Square Shopping Center Note")
is secured by a first priority fee Indemnity Deed of Trust and Security
Agreement (the "Market Square Shopping Center Mortgage") encumbering the 114,311 square foot regional shopping center known as Market Square Shopping Center, located in Prince Frederick, Maryland (the "Market Square Shopping Center
Property"). The Market Square Shopping Center Loan was originated on September
26, 2007 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-67

     THE BORROWER. The borrower is Market Square Retail Center SPE LLC, a
Maryland limited liability company (the "Market Square Shopping Center
Borrower") that owns no material asset other than the Market Square Shopping
Center Property and related interests. The Market Square Shopping Center
Borrower is owned by Market Square Retail Center LLC (the property owner and the
Market Square Shopping Center Mortgage guarantor), which in turn is majority-owned by C.R. Bailey, Jr., Marvin Oursler and George Stewart, the
sponsors of the Market Square Shopping Center Loan. The sponsors are partners in
Marrick Properties, Inc., a local commercial and residential developer that owns and manages over 400,000 square feet of commercial and retail space in Calvert and surrounding Maryland counties, including the recently completed Market
Square Shopping Center, 120,000 square feet of retail, and 60,000 square feet of office space.

     THE PROPERTY. The Market Square Shopping Center Property was constructed in
2007 and is located in Prince Frederick, Maryland, at Solomons Island Road and
Stoakley Road, in the Washington-Baltimore metropolitan area. The Market Square
Shopping Center Property is situated on approximately 18.9 acres and consists of a 114,311 square foot shopping center with 8 one-story buildings and 512 parking spaces. The anchor spaces range from 15,063 to 19,920 square feet; in-line spaces range from 1,457 to 5,775 square feet; and the out parcels range from
2,700 to 13,824 square feet. The Market Square Shopping Center Property is anchored by Office Depot, Petco and Nick's Gourmet (a specialty local food market). Annualized sales for Nick's Gourmet since opening in February 2007 are running $496 per square foot, and occupancy costs for this anchor tenant are less than 3.5% of sales.

     The following table presents certain information relating to the major tenants at the Market Square Shopping Center Property:

                                                                                             % OF TOTAL     ANNUALIZED
                                                                              ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                              CREDIT RATING                                  UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
       TENANT NAME       (FITCH/MOODY'S/S&P)(1)   TENANT NRSF   % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Eckerd/Rite Aid                  B-/B3/B             13,824         12%       $  304,128         13%          $22.00      03/03/2025
Office Depot                  --/Baa3/BBB-           19,920         17%       $  283,860         12%          $14.25      11/09/2016
Petco                            --/B2/B             16,000         14%       $  240,000         11%          $15.00      01/31/2017
Nick's Gourmet                  --/--/--             15,063         13%       $  195,819          9%          $13.00      01/31/2017
WaWa                            --/--/--              5,740          5%       $  175,000          8%          $30.49      06/30/2015
Mamma Lucia's                   --/--/--              5,775          5%       $  138,600          6%          $24.00      01/31/2017
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               76,322         67%       $1,337,407         59%          $17.52
------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                    Various             37,989         33%       $  946,467         41%          $24.91        Various
Vacant Space                       NAP                    0          0%       $        0          0%          $ 0.00          NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              114,311        100%       $2,283,874        100%          $19.98
------------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents certain information relating to the lease rollover at the Market Square Shopping Center Property:

                             LEASE ROLLOVER SCHEDULE

                             AVERAGE                                       % OF TOTAL       CUMULATIVE % OF
                 # OF      UNDERWRITTEN    % OF TOTAL                     UNDERWRITTEN     TOTAL UNDERWRITTEN
                LEASES    BASE RENT PER   SQUARE FEET    CUMULATIVE %      BASE RENTAL        BASE RENTAL
    YEAR        ROLLING     SF ROLLING      ROLLING     OF SF ROLLING   REVENUES ROLLING    REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------

   Vacant          0          $ 0.00           0%              0%               0%                  0%
    2008           0          $ 0.00           0%              0%               0%                  0%
    2009           0          $ 0.00           0%              0%               0%                  0%
    2010           0          $ 0.00           0%              0%               0%                  0%
    2011           1          $24.50           2%              2%               3%                  3%
    2012           9          $24.51          21%             23%              25%                 28%
    2013           0          $ 0.00           0%             23%               0%                 28%
    2014           0          $ 0.00           0%             23%               0%                 28%
    2015           2          $30.21           7%             30%              11%                 39%
    2016           2          $16.02          22%             52%              17%                 57%
    2017           5          $16.67          36%             88%              30%                 87%
2018 & Beyond      1          $22.00          12%            100%              13%                100%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-68

     ESCROWS AND RESERVES. The Market Square Shopping Center Borrower is
required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown are the current monthly collections. Upon the occurrence and continuance of an event of default, the Market Square Shopping
Center Borrower is required to deposit $1,256 monthly into a capital expenditure reserve. The lender may also require an increase in the capital expenditure monthly deposit if it determines from time to time, based on its inspections, that the current amount of such deposit (if any) is insufficient to fund the cost of likely replacements and related contingencies that may arise over the remaining term of the Market Square Shopping Center Loan. Additionally, upon the occurrence and continuance of both an event of default and a cash sweep period
(see below), the Market Square Shopping Center Borrower is required to deposit
$8,097 monthly into a tenant improvement/leasing commission ("TI/LC") reserve.

     On the closing date, the Market Square Shopping Center Borrower deposited with lender $87,573 associated with two certain new tenants at the Market Square
Shopping Center Property. The reserves will be released upon receipt of estoppels stating that the tenants are in occupancy, open for business, and paying full rent, and tenant improvement allowances payable to tenants have been paid in full.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox will be established upon notice of non-renewal of, or the failure to renew, a space lease with an anchor tenant
(Nick's Gourmet, Petco or Office Depot). The "cash sweep period" shall continue until (a) a new tenant acceptable to the lender enters into a lease with the
Market Square Shopping Center Borrower or borrower's parent for the space previously leased by such anchor tenant; and (b) such new tenant is in occupancy, open for business and paying full contract rent.

     PROPERTY MANAGEMENT. The Market Square Shopping Center Property is managed by Marrick Properties, Inc., which is an affiliate of the Market Square Shopping
Center Loan's sponsors. The management agreement is subordinate to the Market
Square Shopping Center.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Market Square Shopping Center
Loan and the Market Square Shopping Center Property is set forth on Appendix II to this prospectus supplement.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-69

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 10 - WEINSTEIN ABBINGTON CROSSING I
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

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Please refer to important information and qualifications at the end of this material.
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                                      T-70

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              MORTGAGE LOAN NO. 10 - WEINSTEIN ABBINGTON CROSSING I
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

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Please refer to important information and qualifications at the end of this material.
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                                      T-71

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 10 - WEINSTEIN ABBINGTON CROSSING I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                NCCI
ORIGINAL BALANCE:                    $23,200,000
CUT-OFF DATE BALANCE:                $23,200,000
SHADOW RATING (FITCH/S&P):           NAP
LOAN PURPOSE:                        Refinance
FIRST PAYMENT DATE:                  December 11, 2007
INTEREST RATE:                       5.730%
AMORTIZATION:                        Interest only through November 11,
                                     2010. Principal and interest
                                     payments of $135,094.28 beginning
                                     December 11, 2010 through the
                                     maturity date.
ARD:                                 NAP
HYPERAMORTIZATION:                   NAP
MATURITY DATE:                       November 11, 2017
EXPECTED MATURITY BALANCE:           $20,885,665
SPONSOR:                             Marcus M. Weinstein
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Locked out until the earlier of
                                     November 7, 2011 or two years after
                                     the REMIC "start-up" day, with U.S.
                                     Treasury defeasance thereafter.
                                     Prepayment is permitted from and
                                     after December 11, 2016 until May
                                     11, 2017, with a premium of 1% of
                                     the principal amount being
                                     prepaid. Prepayable without a
                                     premium from and after June 11,
                                     2017.
LOAN PER UNIT:                       $88,549.62
UP-FRONT RESERVES:                   RE Tax:      $75,867
                                     Insurance:   $17,700
ONGOING RESERVES:                    RE Tax:      $10,838/month
                                     Insurance:   $2,950/month
                                     Cap Ex:      $4,367/month
LOCKBOX:                             None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Multifamily
PROPERTY SUB-TYPE:                   Garden
LOCATION:                            Charlottesville, VA
YEAR BUILT/RENOVATED:                1984/2005
PERCENT LEASED(1):                   95.4%
UNITS:                               262
THE COLLATERAL:                      262-unit garden-style community
                                     with 29 buildings
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Weinstein Management Co., Inc.
3RD MOST RECENT NOI (AS OF):         $1,543,672 (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):         $1,760,573 (TTM 12/31/2006)
MOST RECENT NOI (AS OF):             $1,907,499 (TTM 10/31/2007)
U/W NET OP. INCOME:                  $2,018,106
U/W NET CASH FLOW:                   $1,965,706
U/W OCCUPANCY:                       92.0%
APPRAISED VALUE:                     $34,000,000
CUT-OFF DATE LTV:                    68.2%
MATURITY DATE LTV:                   61.4%
DSCR:                                1.46x
POST IO DSCR:                        1.21x
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated September 30, 2007.

THE WEINSTEIN ABBINGTON CROSSING I LOAN

     THE LOAN. The tenth largest loan (the "Weinstein Abbington Crossing I
Loan") as evidenced by the Promissory Note (the "Weinstein Abbington Crossing I
Note") is secured by a first priority fee Amended and Restated Deed of Trust,
Security Agreement and Assignment of Leases and Rents (the "Weinstein Abbington
Crossing I Mortgage") encumbering the 262-unit multifamily property known as
Weinstein Abbington Crossing I, located in Charlottesville, Virginia (the
"Weinstein Abbington Crossing I Property"). The Weinstein Abbington Crossing I
Loan was originated on November 7, 2007 by or on behalf of Nomura Credit &
Capital, Inc.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this
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--------------------------------------------------------------------------------

                                      T-72

     THE BORROWER. The borrower is Abbington Crossing I, LLC, a Virginia limited liability company (the "Weinstein Abbington Crossing I Borrower"), that owns no material asset other than the Weinstein Abbington Crossing I Property and related interests. The Weinstein Abbington Crossing I Borrower is controlled by
Marcus M. Weinstein, the sponsor of the Weinstein Abbington Crossing I Loan.
Weinstein Associates is the Managing Member with a 40% interest. M&M Company, which is an entity partly comprising Weinstein Associates, has a 50% interest in
Weinstein Associates, and Marcus Weinstein is the General Partner of Weinstein
Associates.

     THE PROPERTY. The Weinstein Abbington Crossing I Property is located in
Charlottesville, Virginia, at 1000 Old Brook Road. The Weinstein Abbington
Crossing I Loan Property is located approximately three miles northeast of downtown Charlottesville and 3 1/2 miles northeast of the University of
Virginia. The Weinstein Abbington Crossing I Property was originally constructed in 1984 and renovated in 2005. It consists of 29 two- and three-story, multifamily buildings with 262 units, which is the first phase of a three-phase apartment community complex with a total of 468 units (Phases 2 and 3 are not a part of the collateral for the Weinstein Abbington Crossing I Loan). The complex consists of a total of 468 two- and three-story garden and townhouse apartments spread out over 38 acres. Project amenities, which the three phases share, include a clubhouse, fitness center, pool, tennis courts, and playground all of which are located in Phase I. The Weinstein Abbington Crossing I Property is
situated on approximately 14.1 acres and includes 448 parking spaces.

                                            PERCENT    AVERAGE SF   AVERAGE MONTHLY   AVERAGE MONTHLY RENT
       UNIT TYPE         NUMBER OF UNITS   LEASED(1)    PER UNIT     RENT PER UNIT           PER SF
----------------------------------------------------------------------------------------------------------

1-Bedroom                       82            92.7%        748           $  823               $1.10
2-Bedroom                       96            93.8%        934           $  914               $0.98
3-Bedroom                       84           100.0%      1,155           $1,007               $0.87
----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE         262            95.4%        947           $  915               $0.97
----------------------------------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated September 30, 2007.

     ESCROWS AND RESERVES. The Weinstein Abbington Crossing I Borrower is
required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amount shown is the current monthly collection. The Weinstein
Abbington Crossing I Borrower is also required to escrow ongoing monthly deposits for capital expenditures in the amount of $4,367.

     LOCKBOX AND CASH MANAGEMENT. None.

     PROPERTY MANAGEMENT. The Weinstein Abbington Crossing I Property is managed by Weinstein Management Co., Inc., which is an affiliate of the Weinstein
Abbington Crossing I Borrower and Marcus M. Weinstein, the Weinstein Abbington
Crossing I Loan's sponsor. The management agreement is subordinate to the
Weinstein Abbington Crossing I Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Weinstein Abbington Crossing I
Loan and the Weinstein Abbington Crossing I Property is set forth on Appendix II to this prospectus supplement.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research departments.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                                      T-73

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